PAR PHARMACEUTICAL COMPANIES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 24, 2005

TO OUR STOCKHOLDERS:

     The 2005 Annual Meeting of Stockholders (the "Meeting") of Par Pharmaceutical Companies, Inc. (the "Company") will be held on Tuesday, May 24, 2005 at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey, at 10:00 a.m., local time, for the following purposes:

     1. To elect the three Class III members of the Company's Board of Directors (the "Board") who shall serve until the Company's 2008 Annual Meeting of Stockholders and their successors have been duly elected and qualified;

     2. To consider and act upon a proposal to amend and restate the Company's 2004 Performance Equity Plan; and

     3. To transact such other business as may properly come before the Meeting and any adjournment(s) thereof.

     The Board has fixed the close of business on April 6, 2005 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Meeting. Only stockholders of record at the close of business on such date will be entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof.

                                         By Order of the Board of Directors

                                         Thomas Haughey
                                         Secretary
April 15, 2005





YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE PRE-PAID ENVELOPE THAT HAS BEEN PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO ITS EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE YOUR RIGHT TO VOTE YOUR SHARES IN PERSON.

                                 PROXY STATEMENT
                       PAR PHARMACEUTICAL COMPANIES, INC.

                               300 Tice Boulevard
                            Woodcliff Lake, NJ 07677

                         ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 24, 2005

                               GENERAL INFORMATION

This Proxy Statement is being furnished to the stockholders of Par Pharmaceutical Companies, Inc. (the "Company"), a Delaware corporation, in connection with the solicitation by the Company's Board of Directors (the
"Board") of proxies to be voted at the Company's 2005 Annual Meeting of Stockholders (the "Meeting"), and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held on May 24, 2005 at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey, at 10:00 a.m., local time.

The principal executive offices of the Company are now located at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677, and its telephone number at such address is (201) 802-4000. The accompanying proxy card and this Proxy Statement are being sent to the Company's stockholders on or about April 15, 2005.

SOLICITATION AND REVOCATION; QUORUM AND REQUIRED VOTES

     The accompanying proxy card is being solicited by, and on behalf of, the Board. The costs of soliciting proxies will be borne by the Company. The solicitation of proxies will be made principally by mail and, in addition, may be made by directors, officers and other employees of the Company personally and/or by telephone, facsimile or other means of communication. Such directors, officers and employees will not receive any additional compensation from the Company, but may be reimbursed for reasonable out-of-pocket expenses incurred by them in connection with such solicitation. The Company will reimburse brokers, custodians, nominees and fiduciaries for their out-of-pocket and clerical expenses in transmitting proxies and related materials to beneficial owners. The Company has retained Innisfree M&A Incorporated to assist it in the distribution and solicitation of proxies. The Company believes that the total cost of distributing and soliciting proxies will not be material to the Company.

     Any proxy given by a stockholder of record pursuant to this solicitation may be revoked by such stockholder at any time before it is exercised by written notification timely delivered to the Secretary of the Company, by voting in person at the Meeting or by executing and delivering another proxy bearing a later date. Attendance by a stockholder at the Meeting will not alone serve to revoke a proxy.

     Under the General Corporation Law of the State of Delaware ("Delaware Law"), the presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, $.01 par value (the "Common Stock"), will constitute a quorum. The accompanying proxy card is intended to permit a stockholder of record on April 6, 2005 to vote at the Meeting on the proposals described in this Proxy Statement, whether or not such stockholder attends the Meeting in person. Any person who acquires shares of Common Stock after the close of business on April 6, 2005, and is entitled to obtain a proxy from the record holder of such shares on such date in order to vote such shares at the Meeting, may not be able to vote such shares at the Meeting if the record holder fails to take such steps as are necessary (e.g., granting a proxy) to transfer the voting rights in the shares to such person.

     The two persons named in the accompanying proxy card have been designated as proxies by the Board. Shares of Common Stock represented by properly executed proxies that are timely received by the Company will be voted at the Meeting in the manner specified therein or, if no specification is made, will be voted (i) "FOR" the election of the three Class III nominees for director named herein and
(ii) "FOR" the proposal to amend and restate the Company's 2004 Performance Equity Plan (the "2004 Plan"). In the event that any other matters are properly presented at the Meeting for action, the persons named in the proxy card will vote the proxies (which grant to them the authority to vote on any such matters) in accordance with their judgment. Directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Meeting. The proposal to amend and restate the 2004 Plan will, and any other proposal made at the Meeting will, subject to Delaware Law, require the affirmative vote of the holders of a majority of the shares present, in person or by proxy, at the Meeting.

     Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum at the Meeting. With respect to matters other than the election of directors, abstentions with respect to a proposal will be treated as "no" votes and, therefore, may affect the outcome of the vote on any matter presented at the Meeting. Under Delaware Law, directors are elected by plurality, rather than a majority, vote at the Meeting. As a result, abstentions will have no effect on the vote required for the election of directors.

     Brokers that hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the applicable stock exchange or other organization of which they are members. Members of the New York Stock Exchange (the "NYSE") are permitted to vote their clients' shares in their own discretion as to the election of directors and certain other "routine" matters if the clients have not timely furnished voting instructions prior to the Meeting. The proposed amendment and restatement of the 2004 Plan is, however, a "non-routine" matter under the NYSE rules, which means that brokers that have not received voting instructions from their clients may not vote on this matter in their discretion. When a broker votes a client's shares on one or more, but not all, of the proposals at a meeting, the omitted votes are referred to as "broker non-votes." Broker non-votes will be included in determining the presence of a quorum at the Meeting. With respect to most matters other than the election of directors (e.g., the amendment and restatement of the 2004 Plan), broker non-votes are excluded from the number of shares deemed present and entitled to vote on the matter and, accordingly, will reduce the absolute number, but not the percentage (i.e., over 50% of those shares entitled to vote), of affirmative votes needed to approve a proposal. For the reason discussed above, however, broker non-votes will be excluded from, and have no effect on, the vote required for the election of directors.

RECORD DATE; OUTSTANDING SHARES

     The Board has fixed the close of business on April 6, 2005 as the record date (the "Record Date") for the determination of the stockholders of the Company who are entitled to receive notice of, and to vote at, the Meeting. An aggregate of 34,159,348 shares of Common Stock were outstanding on the Record Date. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter to be voted upon at the Meeting. The Company has no other class of voting securities and the Company's stockholders do not have cumulative voting rights.

ANNUAL REPORT

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2004, which contains the Company's audited financial statements for fiscal year 2004, is being mailed with this Proxy Statement to all persons who were stockholders as of the Record Date.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information, as of the Record Date, regarding the persons that are known by the Company to beneficially own more than 5% of the Common Stock (based solely upon filings by said persons with the Securities and Exchange Commission (the "SEC") on Schedule 13G, pursuant to
Section 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")). Pursuant to rules promulgated under the Exchange Act, a person is deemed to be a beneficial owner of an equity security if such person has or shares the power to vote or to direct the voting of such security and/or to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. In general, a person is also deemed to be a beneficial owner of any equity securities that the person has the right to acquire within 60 days of a determination date.



--------------------------------------------------------------------------------
Name of                                       Number of Shares       Percent of
Beneficial Owner                           Beneficially Owned (1)   Common Stock
--------------------------------------------------------------------------------
Barclays Global Investors, NA (2)               2,129,461(2)             6.23%
Barclays Global Fund Advisors (2)
Barclays Capital Securities Limited (2)
--------------------------------------------------------------------------------

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2) The business address of each of Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105. The business address of Barclays Capital Securities Limited is 5 The North Colonmade, Canary Wharf, London, England E14 4BB. Barclays Global Investors, NA, a bank as defined under the Exchange Act, is the beneficial owner of 1,497,954 shares, or 4.39%, of the Common Stock and has the sole power to vote or to direct the voting of such shares. Barclays Global Fund Advisors, a bank as defined under the Exchange Act, is the beneficial owner of 536,535 shares, or 1.57%, of the Common Stock and has the sole power to vote or to direct the voting of such shares. Barclays Capital Securities Limited, a bank as defined under the Exchange Act, is the beneficial owner of 94,972 shares, or 0.28%, of the Common Stock and has the sole power to vote or to direct the voting of such shares.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of the Record Date, the beneficial ownership of the Common Stock by: (i) each current director, including the three nominees named herein, of the Company, (ii) the Named Executives, as defined in the "Executive Compensation" section of Proposal I of this Proxy Statement, and
(iii) all directors and current executive officers of the Company as a group (based solely in respect of each of clauses (i), (ii) and (iii) upon information furnished to the Company by such persons).

                 Security Ownership of Directors and Management

                                                          Number of
                                                            Shares    Percent of
                                                         Beneficially   Common
         Name of Beneficial Owner                           Owned        Stock
         ------------------------                           -----      ---------
         Scott Tarriff (1)(2)(3)(4)....................     347,912       1.0%
         Mark Auerbach (1)(2)(4).......................     158,531         *
         Dennis J. O'Connor (2)(4).....................     154,745         *
         Dr. Arie Gutman (1)(2)(4).....................     125,655         *
         Thomas Haughey (2)(4).........................      55,051         *
         John D. Abernathy (1)(2)......................      51,000         *
         Ronald M. Nordmann (1)(2).....................      47,000         *
         Peter S. Knight (1)(2)........................      46,000         *
         Joseph E. Smith (1)(2)                              25,625         *
         Peter W. Williams (1)(2)......................      23,000         *
         L. William Seidman (1)(2)                           11,000         *
         All directors and current executive officers
           as a group (12 persons) (2)(3)                 1,071,769       3.1%

------------------------
* Less than 1%. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(1)   A current director of the Company.
(2) Includes the following shares of Common Stock that may be acquired upon the exercise of options that are or will be exercisable on or before June 6, 2005 under the Company's equity compensation plans: Mr. Tarriff - 291,750; Mr. Auerbach - 136,000; Mr. O'Connor - 134,500; Dr. Gutman -
      120,000; Mr. Haughey - 37,500; Mr. Abernathy - 44,500; Mr. Nordmann - 45,000; Mr. Knight - 45,000; Mr. Smith - 5,625; Mr. Williams - 20,000; and
      Mr. Seidman - 10,000; and all directors and current executive officers as a group (12 persons) - 901,125.
(3)   Includes 1,500 shares of Common Stock held by Mr. Tarriff's spouse.
(4) Includes the following shares of restricted stock granted under the Company's equity compensation plans that provide the recipients with full voting rights, notwithstanding the fact that such shares may not vest on or before June 6, 2005: Mr. Tarriff - 21,062; Mr. Auerbach - 10,531; Mr. O'Connor - 14,626; Dr. Gutman - 5,655; and Mr. Haughey - 17,551.

     For the purposes of the foregoing table, the business address of each director and Named Executive of the Company is c/o Par Pharmaceutical Companies, Inc., 300 Tice Boulevard, Woodcliff Lake, NJ 07677.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

DIRECTORS

     The Company's Certificate of Incorporation provides that the Board shall be divided into three classes, with the term of office of one class expiring each year. The Company's Bylaws prescribe that the number of directors constituting the Board shall be not less than three nor more than 13, with the actual number to be set from time to time by resolution of the Board. The Board has set such number at nine. Ronald M. Nordmann, Dr. Arie Gutman and Joseph E. Smith, the Company's present Class III directors, have terms that expire in 2005, and have been nominated for re-election as Class III directors at the Meeting. If Messrs. Nordmann and Smith and Dr. Gutman are elected to the Board at the Meeting, their terms will expire in 2008. The Company's Class II directors have terms that expire in 2007 and its Class I directors have terms that expire in 2006.

     Proxies in the accompanying form will be voted at the Meeting in favor of the election of the three Class III nominees listed in the accompanying proxy card, unless authority to do so is withheld as to a specified nominee(s). Each of the Board and its Nominating Committee (absent Mr. Nordmann, who abstained from voting on the Committee) has unanimously recommended the election of each of such nominees. Proxies may not be voted for a greater number of persons than the number of nominees (i.e., three) named herein. Each of the three Class III nominees has consented to serve as a director of the Company, if elected, and to be named in this Proxy Statement. In the unexpected event that any of the nominees is unable to or will not serve as a director, it is intended that proxies will be voted for the election of a substitute nominee(s). Directors will be elected by the plurality vote of the shares of Common Stock present at the Meeting.

     The following table sets forth certain information regarding each nominee (provided by such nominee) for election as a Class III director of the Company and the year in which he was first elected as a director of the Company:

CLASS III

NAME AND                                       AGE
PRINCIPAL OCCUPATION(S)                  (AS OF 4/6/05)   YEAR OF FIRST ELECTION
-----------------------                  --------------   ----------------------

RONALD M. NORDMANN (1)(2)                      63                 2001

Since October 2000, Co-President of
Global Health Associates, LLC, a
provider of consulting services to the
pharmaceutical and financial services
industries. From December 1999 to
October 2000, Mr. Nordmann was a private investor. From September 1994 to
December 1999, a partner and portfolio
manager at Deerfield Management Company, a health care hedge fund. Mr. Nordmann is a director of Neurochem, Inc., Guilford Pharmaceuticals Inc. and Shire
Pharmaceuticals Group plc and a trustee
of The Johns Hopkins University.

DR. ARIE GUTMAN                                51                 2002

Since June 1991, Chief Executive Officer and President of FineTech Laboratories,
Ltd. (formerly known as ISP FineTech
Ltd.) ("FineTech"), an Israeli company
that, as of April 19, 2002, became a
wholly owned subsidiary of the Company.
FineTech develops synthetic chemical
processes used in the pharmaceutical
industry.

NAME AND                                       AGE
PRINCIPAL OCCUPATION(S)                  (AS OF 4/6/05)   YEAR OF FIRST ELECTION
-----------------------                  --------------   ----------------------

JOSEPH E. SMITH (1)(3)                         68                 2004

Mr. Smith served in various positions
with Warner-Lambert Company, a
pharmaceutical company, from March 1989
until his retirement in September 1997,
most recently as Corporate Vice
President and a member of the Office of
the Chairman and the firm's Management
Committee. Since September 2000, he has
been a director of WebMD Corporation.
Mr. Smith was a director of CareInsite,
Inc. from 1999 until September 2000. Mr.
Smith serves on the Board of Trustees of the International Longevity Center, a non-profit organization.

     The following table sets forth certain information (provided by them) regarding the Class II directors (whose terms expire in 2007) and the Class I directors (whose terms expire in 2006) and the year in which each was first elected as a director of the Company:

CLASS II

NAME AND                                       AGE
PRINCIPAL OCCUPATION(S)                  (AS OF 4/6/05)   YEAR OF FIRST ELECTION
-----------------------                  --------------   ----------------------

Peter W. Williams (2)(3)                       68                 2003

Since December 2003, Senior Counsel with the law firm of Winston & Strawn LLP.
For more than five years until April
2003, a partner with the law firm of
Rogers & Wells, LLP (and its successor
in merger, Clifford Chance Rogers &
Wells LLP); he was a consultant to
Clifford Chance Rogers & Wells LLP from
May 2002 until November 2003. Mr.
Williams is a director of Special
Situations Funds and International
Advisory Committee of RWE/Thames Water.

MARK AUERBACH                                  66                 1990

Since September 2003, Executive Chairman of the Board. Since June 1993, Senior
Vice President and Chief Financial
Officer of Central Lewmar L.P., a
distributor of fine papers.

JOHN D. ABERNATHY (2)(3)                       67                 2001

From January 1995 until his retirement
in May 2004, Chief Operating Officer of
Patton Boggs LLP, a law firm. Mr.
Abernathy is a director of Sterling
Construction Company, Inc., a civil
construction company.

CLASS I

NAME AND                                       AGE
PRINCIPAL OCCUPATION(S)                  (AS OF 4/6/05)   YEAR OF FIRST ELECTION
-----------------------                  --------------   ----------------------

PETER S. KNIGHT (1)(3)                         54                 2001

Since August 2004, President of
Generation Investment Management, US, a
London-based investment firm. From
January 2004 to August 2004, and from
January 2000 to October 2001, President
of Sage Venture Partners, an investment
firm. From November 2001 until December
2003, a managing director of MetWest
Financial, a Los Angeles-based asset
management holding company. From 1990 to 1999, a partner in Wunder, Knight, Forscey & DeVierno, PLLC, a law firm.
Mr. Knight is a director of Medicis
Pharmaceutical Corporation and EntreMed,
Inc.

SCOTT TARRIFF                                  45                 2001

Since September 2003, Chief Executive
Officer and President of the Company.
Since September 2001, Chief Executive
Officer and President of Par
Pharmaceutical, Inc., the Company's
wholly owned principal operating
subsidiary ("Par"). From January 1998 to
September 2003, Executive Vice President of the Company and from January 1998 to September 2001, Executive Vice President of Par. From 1995 to 1997, Senior
Director, Marketing, Business
Development and Strategic Planning, of
the Apothecon division of Bristol-Myers
Squibb Company.

L. WILLIAM SEIDMAN (1)(2)                      83                 2004

Since December 1992, Mr. Seidman has
been employed as the Chief Commentator
for CNBC-TV, Publisher of Bank Director
magazine and an independent consultant
in the financial services industry. He
is a director of Clark, Inc., Fiserv,
Inc., InteliData Technologies
Corporation and LML Payment Systems,
Inc. Mr. Seidman served as Chairman of
the Federal Deposit Insurance
Corporation from October 1985 to October
1991 and Chairman of the Resolution
Trust Company from 1989 to October 1991.

------------------------

(1)   A member of the Compensation and Stock Option Committee of the Board.
(2)   A member of the Nominating-Corporate Governance Committee of the Board.
(3)   A member of the Audit Committee of the Board.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RE-ELECTION OF THE THREE NOMINEES NAMED ABOVE AS CLASS III DIRECTORS OF THE COMPANY.

BOARD AND COMMITTEES

     The Board met eight times during the Company's fiscal year ended December 31, 2004. During fiscal year 2004, no current director attended fewer than 75% of the aggregate meetings of the Board and any of its committees of which he was a member. The Company encourages all incumbent directors and director nominees to attend each annual meeting of the Company's stockholders. All incumbent directors attended the Company's last annual meeting of stockholders held on May 26, 2004 (the "2004 Annual Meeting").

     The non-management directors will designate a lead director (on a rotating basis) who shall preside at all executive sessions of non-management directors (the "Presiding Director"), with such directors to meet at least twice a year with no members of Company management present. John Abernathy has been designated the Presiding Director by the non-management directors for 2004 and 2005. The non-management directors met three times during the fiscal year ended December 31, 2004.

     To help promote the effective functioning of the Board and its committees and the interests of the Company's stockholders, and to ensure a common set of expectations as to how the Board, its committees, individual directors and management should perform their functions, the Board adopted the Par Pharmaceutical Companies, Inc. Corporate Governance Guidelines on October 10, 2003. The Corporate Governance Guidelines address, among other things, Board responsibilities, responsibilities of the committees of the Board, executive sessions of independent directors, selection of nominees for directors of the Company, expectations for directors and annual self-evaluations of the Board and its committees. The Corporate Governance Guidelines are posted on the Company's website at www.parpharm.com and are available in print to any stockholder upon written request.

     The Board has established three standing committees: an Audit Committee, a Compensation and Stock Option Committee (the "Compensation Committee") and a Nominating-Corporate Governance Committee (the "Nominating Committee"). The principal functions of these committees are described below.

     The Audit Committee is composed of Messrs. Abernathy (Chairman), Knight, Smith and Williams. The Audit Committee, which met six times during fiscal year 2004, reviews the Company's financial statements, the Company's compliance with legal and regulatory requirements, and the qualifications, independence and performance of the Company's independent auditors. The Audit Committee also: (i) reviews the results of the annual audit with management and the Company's independent auditors; (ii) reviews with financial management and the Company's independent auditors significant financial reporting issues and practices, and any changes in accounting principles and disclosure practices; (iii) reviews the proposed scope of the annual audit and approves the audit fees to be paid in connection with the annual audit; (iv) reviews the adequacy and effectiveness of the accounting and internal and financial controls of the Company with the independent auditors and the Company's financial and accounting staff; (v) assists the Board in monitoring the integrity of the Company's financial statements and its systems of internal control over financial reporting, as well as management's report and the auditors' attestation on the subject; (vi) inquires of management and the Company's independent auditors about significant risks or exposures and assesses the steps that management has taken to minimize such risks to the Company; and (vii) reviews annually the adequacy of the Audit Committee Charter and the functions and independence of the Audit Committee. The Audit Committee is governed by the Company's Audit Committee Charter, a copy of which, as amended, is attached to this Proxy Statement as Appendix A. The Charter is posted on the Company's website at www.parpharm.com and is available in print to any stockholder upon written request. The Board has determined that each of the Audit Committee members meets the independence, financial literacy and experience requirements of the NYSE and the applicable rules and regulations of the SEC. The Board has determined that Mr. Abernathy satisfies the requirements for an "audit committee financial expert" and has designated him as the Company's audit committee financial expert. None of the Company's Audit Committee members serve on the audit committees of more than three public companies.

     The Compensation Committee is composed of Messrs. Knight (Chairman), Nordmann, Seidman and Smith, each of whom the Board has determined meet the independence requirements of the NYSE. The Compensation Committee, which met seven times during fiscal year 2004, sets and approves salary and bonus levels for the Company's executive officers and administers the Company's 1990 Stock Incentive Plan (the "1990 Plan"), the 2000 Performance Equity Plan (the "2000 Plan"), the 2001 Performance Equity Plan (the "2001 Plan"), the 2004 Plan and the 2004 Annual Executive Incentive Plan (the "Incentive Plan"). The Compensation Committee (or any other committee designated by the Board) administers and has the sole responsibility for the granting of stock options and/or other awards under such plans. The Compensation Committee is governed by the Company's Compensation and Stock Option Committee Charter, a copy of which is posted on the Company's website at www.parpharm.com and is available in print to any stockholder upon written request.

     The Nominating Committee is composed of Messrs. Nordmann (Chairman), Abernathy, Williams and Seidman, each of whom the Board has determined meets the independence requirements of the NYSE. The Nominating Committee recommends nominees for annual election to the Board and to fill vacancies (and newly-created directorships) on the Board. In addition, the Nominating Committee considers any recommendations made by Company stockholders of candidates to be nominated as directors. During 2004, the Company did not receive any recommendations from its stockholders of candidates to be nominated as directors. The members of the Nominating Committee met five times in fiscal year 2004. The Nominating Committee (absent Mr. Nordmann, who abstained from voting on the Committee) recommended the three nominees for the Class III directors named herein at a meeting held in February 2005.

     The Nominating Committee is governed by the Company's Nominating-Corporate Governance Committee Charter. This Charter addresses various corporate governance issues and principles, including the recommendation process for nominees to the Board and its committees, and provides independence standards for members of the Board and its committees that meet the requirements of the NYSE. The Nominating-Corporate Governance Committee Charter is posted on the Company's website at www.parpharm.com and is available in print to any stockholder upon written request.

     The Nominating Committee is responsible for identifying and recommending to the Board qualified candidates for Board membership, based principally on the following criteria:

     o judgment, character, expertise, skills, experience and knowledge useful to the oversight of the Company's business;

     o diversity of viewpoints, backgrounds, experiences and other relevant demographic factors;

     o  business or other relevant experience; and

     o the extent to which the interplay of the candidate's expertise, skills, experience and knowledge with that of other Board members will build a Board that is more effective, collegial and responsive to the needs of the Company and its stockholders.

     When considering candidates for election to the Board, the Nominating Committee considers the entirety of a candidate's credentials and does not impose any specific minimum qualifications that must be met by a recommended nominee. However, the Nominating Committee does believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflicts of interest that would interfere with their performance as a director.

     The Nominating Committee will consider candidates for the Board forwarded from any reasonable source, including stockholder recommendations. The Nominating Committee has the authority, under its Charter, to hire and pay a fee to consultants and search firms in order to assist it in the process of identifying and evaluating candidates. No such consultants or search firms were used in connection with this year's nominations and, accordingly, no fees were paid to any consultant or search firms in the past fiscal year.

     The procedures governing stockholder nominations of persons to serve as directors are set forth in the Company's Bylaws. Stockholders wishing to submit nominations need to notify the Company at its principal executive offices, located at 300 Tice Boulevard, Woodcliff Lake, NJ 07677. In order to be considered by the Nominating Committee, nominations must be in writing and addressed to the Secretary of the Company and must be received by the Company on or before the deadline for the receipt of stockholder proposals. See "Submission of Stockholder Proposals." The Nominating Committee evaluates each candidate, including incumbents, based on the same criteria. Once the candidate has been contacted and accepts being considered as a nominee, the Nominating Committee will review the candidate's resume and other credentials and analyze the expertise and experience that the candidate would provide to the Board and the Company.

COMMUNICATIONS WITH THE BOARD; AUDIT COMMITTEE

     Stockholders, employees and other interested parties who wish to do so may communicate directly with the full Board, the Presiding Director or specified individual directors, in accordance with the procedures described on the Company's website at www.parpharm.com under the "Governance" caption.

     In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, including by members of the Board and its Audit Committee, regarding accounting, internal accounting controls or auditing matters, and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Company's Whistleblowing Policy, which is also available on the Company's website noted above.

DIRECTOR QUALIFICATION STANDARDS

     In accordance with the NYSE's listing standards, the Board has adopted a formal set of Director Qualification Standards (the "Standards") with respect to the determination of director independence. In accordance with these Standards, an independent director must be determined by the Board to have no material relationship with the Company other than as a director. The Standards specify the criteria by which the independence of the Company's directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliations with the Company or its independent auditor. The Standards also prohibit Audit Committee members from having any direct or indirect financial relationship with the Company, and restrict any commercial and not-for-profit relationships of all independent directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm's length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

     The Board has determined that each of the Company's directors, with the exceptions of Mark Auerbach, Scott Tarriff and Dr. Arie Gutman, is independent under the applicable Standards.

     A copy of the full text of the Company's Director Qualification Standards is attached as Appendix B to this Proxy Statement. These Standards also are provided on the Company's website at www.parpharm.com under the "Governance" caption.

CODE OF ETHICS

     All of the Company's employees, including its Chief Executive Officer and Chief Financial Officer, are required to comply with the Company's Code of Business Conduct and Ethics (the "Code") to ensure that the Company's business is conducted in a consistently legal and ethical manner. The Code forms the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and a belief in the integrity of the Company's employees. The Company's policies and procedures cover several areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as the adherence to all laws and regulations applicable to the conduct of the Company's business.

     The members of the Board are also required to comply with the Code. The Code is intended to focus the Board and the individual directors on areas of ethical risk, help directors recognize and deal with ethical issues, provide mechanisms to report unethical conduct and foster a culture of honesty and accountability. The Code covers various areas of professional conduct relating to service on the Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict maintenance of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company.

     A copy of the full text of the Code is provided on the Company's website at www.parpharm.com under the "Governance" caption. The Company intends to disclose any future amendments to, or waivers from, certain provisions of the Code for officers and directors on its website within two business days following the date of any such amendment or waiver.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the Compensation Committee members is, or was ever, an executive officer or employee of the Company. During the last fiscal year, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served on the Board.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company (or any of its subsidiaries) and who are deemed to be independent under the rules of the NYSE are entitled to receive an annual retainer of $30,000 for their service on the Board. Such directors are entitled to defer up to 100% of their annual retainer fees into deferred units, which units are to be converted into shares of Common Stock and distributed to the directors within 180 days after their retirement from the Board. The conversion of a director's fees into deferred units will be based on the fair market value of the Common Stock as of the date of conversion.

     Each director who serves as a chairman of a committee (other than the Audit Committee) receives an additional annual retainer of $5,000 per chairmanship. The director who serves as the chairman of the Audit Committee receives an additional annual retainer of $10,000. Each director who serves as a member (excluding the chairman) of a committee (other than the Audit Committee) receives an additional annual retainer of $3,500 for each committee membership. Each director who serves as a member (excluding the chairman) of the Audit Committee receives an additional annual retainer of $5,000.

     In addition, directors are entitled to receive $2,000 per day for each in-person Board meeting attended, $1,000 for each telephonic Board meeting attended, $1,000 per day for each in-person committee meeting attended and $500 for each telephonic committee meeting attended. However, the maximum fee that a director may receive for in-person attendance at Board and committee meetings in any one day is $2,000 and the maximum fee that a director may receive for attendance at telephonic Board and committee meetings in any one day is $1,000. In addition to receiving the annual retainers, under the 1997 Directors' Stock and Deferred Fee Plan (the "Directors' Plan"), which became effective upon stockholder approval at the 2004 Annual Meeting, each of the non-employee directors is entitled to annual grants of 2,500 restricted stock units and options to purchase 5,000 shares of Common Stock on the earliest to occur of:
(x) the date on which the Company's stockholders elect directors at an annual meeting of stockholders or any adjournment thereof, (y) the date in January of each year on which the first meeting of the Compensation Committee occurs or (z) the last business day of January of such fiscal year. In previous years, including fiscal year 2004, non-employee directors were annually granted options to purchase 10,000 shares of Common Stock (but no restricted stock units) within the same time periods specified in the immediately preceding sentence.

     On May 26, 2004, 2,500 restricted stock units were granted to Joseph E. Smith upon his appointment to the Board following the 2004 Annual Meeting, and stock options covering 55,000 shares of Common Stock were granted to the six non-employee directors of the Company under the Directors' Plan, prior to the 2004 Annual Meeting, as follows: Mr. Nordmann - 10,000, Mr. Smith - 5,000, Mr. Williams - 10,000, Mr. Abernathy - 10,000, Mr. Knight - 10,000 and Mr. Seidman 10,000. Directors who are employees of the Company (or any of its subsidiaries) receive no additional remuneration for serving as directors or members of committees of the Board. All directors are entitled to reimbursement for out-of-pocket expenses incurred by them in connection with their attendance at Board and committee meetings.

EXECUTIVE OFFICERS

     The executive officers of the Company consist of Mr. Auerbach as Executive Chairman of the Board, Mr. Tarriff as Chief Executive Officer and President, Mr. O'Connor as Vice President and Chief Financial Officer, Mr. Haughey as Vice President, General Counsel and Secretary, and Dr. Hariharan as Vice President. Mr. Auerbach, age 66, has served as Executive Chairman of the Board since September 2003 and has been a director of the Company since 1990. Mr. Tarriff, age 45, has served as Chief Executive Officer and President of the Company since September 2003. Since September 2001, Mr. Tarriff has also served as Chief Executive Officer and President of Par. Mr. O'Connor, age 53, has served as Vice President and Chief Financial Officer of the Company since October 1996. From October 1996 to December 2003, Mr. O'Connor had served as Secretary of the Company. From June 1995 to October 1996, he had served as Controller of Par. Mr. Haughey, age 41, has served as Vice President, General Counsel and Secretary of the Company since November 2003. Prior to joining the Company, Mr. Haughey had served for more than the five-year period prior thereto as Legal Director of Licensing in the Law Department of Schering-Plough Corporation. Dr. Hariharan, age 47, has served as a Vice President of the Company since July 2004 and as Executive Vice President and Chief Scientific Officer of Par since June 2004. From 1990 to June 2004, Dr. Hariharan served in various positions, most recently as Vice President of Pharmaceutical Research and Development with Forest Laboratories, Inc.

     The executive officers of Par consist of Mr. Tarriff as Chief Executive Officer and President, Mr. O'Connor as Vice President and Chief Financial Officer, Mr. Haughey as Vice President, General Counsel and Secretary and Dr. Hariharan as Executive Vice President and Chief Scientific Officer. The executive officers of FineTech consist of Dr. Gutman as Chief Executive Officer and President and Mr. O'Connor as Vice President, Chief Financial Officer and Secretary. Dr. Gutman is a Named Executive. The executive officers of Kali Laboratories, Inc., a wholly owned subsidiary acquired by the Company in June 2004 ("Kali"), consist of Mr. Tarriff as Chairman of the Board, Veerappan Subramanian as President, Mr. O'Connor as Chief Financial Officer and Treasurer and Thomas Haughey as General Counsel and Secretary.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation earned for the fiscal years ended December 31, 2004, December 31, 2003 and December 31, 2002 by the Company's Chief Executive Officer and the four other executive officers of the Company who earned over $100,000 in annual salary and bonus from the Company during fiscal year 2004 (the "Named Executives"). The Company awarded or paid such compensation to all such persons for services rendered in all capacities during the applicable fiscal years.

SUMMARY COMPENSATION TABLE

                                                    ANNUAL
                                                COMPENSATION                          LONG-TERM COMPENSATION
                                 -------------------------------------------          ----------------------
                                                                                     RESTRICTED     SECURITIES
NAME AND                   FISCAL                                  OTHER ANNUAL        STOCK        UNDERLYING       ALL OTHER
PRINCIPAL POSITION(S)(1)    YEAR      SALARY($)      BONUS($)     COMPENSATION($)    AWARD($)(2)   OPTIONS(#)(3)   COMPENSATION($)
------------------------    ----      ---------      --------     ---------------    ------------  -------------   ---------------
Mark Auerbach               2004      $302,962(4)    $225,000       $12,115               -           32,500         $21,059(5)
Executive Chairman of       2003      $ 64,629(4)    $225,000        $2,423               -           85,000         $   448(5)
The Board                   2002          -               -             -                 -             -                 -


Scott Tarriff               2004      $606,367       $450,000       $12,115               -           65,000         $27,414(6)
Chief Executive             2003      $401,538       $450,000       $12,600               -          150,000         $28,156(6)
Officer and President       2002      $300,000       $200,000       $12,600               -          200,000         $60,191(6)


Dennis J. O'Connor          2004      $303,023       $ 93,000       $12,115               -           32,500         $24,500(7)
Vice President and          2003      $233,884       $225,000       $12,600               -           65,000         $25,380(7)
Chief Financial Officer     2002      $186,197       $100,000       $12,600               -           25,000         $25,314(7)


Dr. Arie Gutman             2004      $308,400(8)    $120,000       $11,905               -           45,000          $2,183(9)
Chief Executive             2003      $303,231(8)    $150,000           -                 -             -            $15,596(9)
Officer and President       2002      $167,308        $50,000           -                 -          300,000          $1,697(9)
of FineTech

                                                                 13


                                                    ANNUAL
                                                COMPENSATION                          LONG-TERM COMPENSATION
                                 -------------------------------------------          ----------------------
                                                                                     RESTRICTED     SECURITIES
NAME AND                   FISCAL                                  OTHER ANNUAL        STOCK        UNDERLYING       ALL OTHER
PRINCIPAL POSITION(S)(1)    YEAR      SALARY($)      BONUS($)     COMPENSATION($)    AWARD($)(2)   OPTIONS(#)(3)   COMPENSATION($)
------------------------    ----      ---------      --------     ---------------    ------------  -------------   ---------------

Thomas Haughey              2004      $244,567(10)   $120,000       $12,115               -            2,500         $23,788(11)
Vice President,             2003      $ 17,692(10)   $ 5,223         $  969               -           35,000              -
General Counsel and         2002           -               -            -                 -             -                 -
Secretary

-----------------

(1)     Pursuant to his employment  agreement with the Company,  dated as of May
        28, 2004, Dr. Hariharan is entitled to an annual base salary of $405,000, subject to certain increases as set forth therein, and is entitled to receive an annual bonus of not less than $202,500 upon the first anniversary of the commencement date of his employment. Dr. Hariharan did not qualify as a Named Executive in fiscal year 2004 because he did not begin his employment with the Company until June 2004 and, consequently, earned less compensation in 2004 than all of the Named Executives listed above. Subject to Dr. Hariharan's continued employment with the Company, Dr. Hariharan is expected to qualify as a Named Executive in fiscal year 2005.
(2) None of the Named Executives held any shares of restricted stock as of December 31, 2004.
(3) Reflects options granted to Messrs. Auerbach, Tarriff, O'Connor, Haughey and Dr. Gutman under the Company's stock option plans.
(4) Pursuant to his employment agreement with the Company, executed on September 16, 2003, Mr. Auerbach is entitled to an annual base salary of $300,000, subject to certain increases as provided for therein. Mr. Auerbach was not employed by the Company in fiscal year 2002.
(5) Represents $2,895 and $448, respectively, of insurance premiums paid by the Company for term life and disability insurance for the benefit of Mr. Auerbach for fiscal years 2004 and 2003, $5,404 in contributions to the Company's 401(k) Plan for fiscal year 2004 and $12,760 for fiscal year 2004 in contributions made by the Company to the Retirement Savings Plan for the benefit of Mr. Auerbach.
(6) Represents $8,154, $8,638 and $7,855, respectively, of insurance premiums paid by the Company for term life and disability insurance for the benefit of Mr. Tarriff for fiscal years 2004, 2003 and 2002, $6,500, $6,000 and $5,500, respectively, in contributions to the Company's 401(k) Plan for fiscal years 2004, 2003 and 2002, and $12,760, $13,518 and $14,949, respectively, for fiscal years 2004, 2003 and 2002 in contributions made by the Company to the Retirement Savings Plan for the benefit of Mr. Tarriff. Also includes $31,887 for the reimbursement of certain financial planning expenses in fiscal year 2002.
(7) Represents $5,240, $5,862 and $4,865, respectively, of insurance premiums paid by the Company for term life and disability insurance for the benefit of Mr. O'Connor for fiscal years 2004, 2003 and 2002, $6,500, $6,000 and $5,500, respectively, in contributions to the Company's 401(k) Plan for fiscal years 2004, 2003 and 2002, and $12,760, $13,518 and $14,949, respectively, for fiscal years 2004, 2003 and 2002 in contributions made by the Company to the Retirement Savings Plan for the benefit of Mr. O'Connor.
(8) Pursuant to his employment agreement with the Company, Dr. Gutman is entitled to an annual base salary of $300,000, subject to certain increases as provided for therein. Dr. Gutman was employed by the Company for only a portion of fiscal year 2002.
(9) Represents $2,183, $2,078 and $1,697, respectively, of insurance premiums paid by the Company for term life and disability insurance for the benefit of Dr. Gutman for fiscal years 2004, 2003 and 2002, and $13,518 for fiscal year 2003 in contributions made by the Company to the Retirement Savings Plan for the benefit of Dr. Gutman. See also "Certain Relationships and Related Transactions."
(10) Pursuant to his employment agreement with the Company, executed on November 24, 2003, Mr. Haughey is entitled to an annual base salary of $230,000, subject to certain increases as provided for therein. Mr. Haughey was not employed by the Company in fiscal year 2002.
(11) For fiscal year 2004, represents $4,528 of insurance premiums paid by the Company for term life and disability insurance for the benefit of Mr. Haughey, $6,500 in contributions to the Company's 401(k) Plan and $12,760 in contributions made by the Company to the Retirement Savings Plan for the benefit of Mr. Haughey.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth stock options granted to the Named Executives during fiscal year 2004:



                                      INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE VALUE($) AT
                     --------------------------------------------------------       ASSUMED ANNUAL RATES OF STOCK
                        SHARES    % OF TOTAL OPTIONS                            PRICE APPRECIATION FOR OPTION TERM(%)(2)
                      UNDERLYING      GRANTED TO                                ----------------------------------------
                       OPTIONS       EMPLOYEES IN     EXERCISE   EXPIRATION
         NAME         GRANTED(#)    FISCAL YEAR(1)    PRICE($)     DATE              5%($)             10%($)
         ----         ---------   ----------------    --------     ----              -----             ------
 Mark Auerbach          32,500           2.60%         $60.85    1/20/14           $1,243,718        $3,151,825
 Scott Tarriff          65,000           5.21%         $60.85    1/20/14           $2,487,435        $6,303,650
 Dennis J. O'Connor     32,500           2.60%         $60.85    1/20/14           $1,243,718        $3,151,825
 Dr. Arie Gutman        45,000           3.60%         $60.85    1/20/14           $1,722,071        $4,364,065
 Thomas Haughey          2,500           0.20%         $60.85    1/20/14           $   95,671        $  242,448

-----------------

(1) Represents the percentage of total options granted to all employees of the Company during fiscal year 2004.

(2) The potential realizable value at assumed annual rates of stock price appreciation was calculated by using the exercise price of the stock options granted to each Named Executive.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information with respect to the number of shares of Common Stock acquired upon the exercise of stock options by the Named Executives during fiscal year 2004 and, as of December 31, 2004, the number of shares of Common Stock underlying unexercised stock options and the value of the in-the-money options held by the Named Executives:

                                                             Number of Securities                 Value of Unexercised
                                                           Underlying Unexercised                 In-the-Money Options
                                                             Options at FY-End(#)                    at FY-End($)(1)
                                                      --------------------------------    ----------------------------------------
       NAME               EXERCISE(#)   REALIZED($)     Exercisable   Unexercisable            Exercisable      Unexercisable
       ----               -----------   -----------     -----------   -------------            -----------      -------------
Mark Auerbach                 -0-           -0-             84,750        51,250                 $  274,605           -0-
Scott Tarriff                 -0-           -0-            160,250       354,250                 $1,903,083        $3,308,603
Dennis J. O'Connor            -0-           -0-             75,250        140,250                $1,040,670        $1,277,670
Dr. Arie Gutman             75,000      $1,392,349           -0-          195,000                    -0-           $2,959,500
Thomas Haughey                -0-           -0-              8,750        28,750                     -0-              -0-

--------------
(1) Based upon the NYSE closing price of the Common Stock on December 31, 2004 of $41.38.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth certain information, as of December 31, 2004, regarding the shares of Common Stock authorized for grant under the five equity compensation plans of the Company.


                                                NUMBER OF SHARES OF
                                               COMMON STOCK ISSUABLE    WEIGHTED AVERAGE
                                                 UPON EXERCISE OF       EXERCISE PRICE OF       NUMBER OF SHARES OF
                                               OUTSTANDING OPTIONS,        OUTSTANDING         COMMON STOCK REMAINING
                                                     WARRANTS          OPTIONS, WARRANTS           AVAILABLE FOR
                    PLAN                        AND OTHER RIGHTS(#)     AND OTHER RIGHTS($)        FUTURE GRANT(#)
                    -----                      ---------------------   --------------------        ---------------
Equity compensation plans approved by the
Company's stockholders:
2004 Performance Equity Plan                           219,000                 $36.47              1,621,334(1)
2001 Performance Equity Plan                         3,460,492                  40.95                      0(1)
1997 Directors' Stock and Deferred Fee Plan            199,834                  36.52                 119,500
1990 Stock Incentive Plan                                1,000                   4.13                       0

                                                                 15


                                                NUMBER OF SHARES OF
                                               COMMON STOCK ISSUABLE    WEIGHTED AVERAGE
                                                 UPON EXERCISE OF       EXERCISE PRICE OF       NUMBER OF SHARES OF
                                               OUTSTANDING OPTIONS,        OUTSTANDING         COMMON STOCK REMAINING
                                                     WARRANTS          OPTIONS, WARRANTS           AVAILABLE FOR
                    PLAN                        AND OTHER RIGHTS(#)     AND OTHER RIGHTS($)        FUTURE GRANT(#)
                    -----                      ---------------------   --------------------        ---------------

Equity compensation plan not approved by
the Company's stockholders:
2000 Performance Equity Plan (2)                       337,093                $  6.90                  96,924
                                                    ----------                                        -------

TOTAL:                                               4,217,419                 $37.78              1,837,758(3)


                                                                 16

-----------------------

(1) The 2004 Plan, which became effective upon stockholder approval at the 2004 Annual Meeting, replaced the 2001 Plan. Any shares of Common Stock previously registered under the 2001 Plan that were not then issued or subject to outstanding awards under the 2001 Plan were carried forward to the 2004 Plan. In addition, any shares of Common Stock subject to outstanding awards under the 2001 Plan that, on or after the date of the 2004 Meeting, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable shares of Common Stock) would become available for grant under the 2004 Plan.

(2) In fiscal year 2000, the Board adopted the 2000 Plan, which plan was subsequently amended to make it a non-qualified, broad-based plan not subject to stockholder approval. The 2000 Plan provides for the grant of incentive and non-qualified stock options to employees of the Company and to others. The 2000 Plan became effective March 23, 2000 and will continue until March 22, 2010 unless earlier terminated. The Company initially reserved 1,025,000 shares of Common Stock for grant under the 2000 Plan and had 96,924 shares remaining as of December 31, 2004. Vesting and other option terms are determined in each case by the Compensation Committee. The maximum term of an option under the 2000 Plan is ten years. The maximum term is five years if an incentive stock option is granted to a holder of more than 10% of the combined voting power of the capital stock of the Company.

(3) Included in the total number of securities remaining available for future grant are 1,485,258 shares of Common Stock subject to future stock option grants and 352,500 shares of Common Stock subject to future grants of restricted stock and restricted stock units.

     The following table sets forth certain information, as of April 6, 2005, regarding the shares of Common Stock authorized for grant under the five equity compensation plans of the Company.



                                                NUMBER OF SHARES OF
                                               COMMON STOCK ISSUABLE    WEIGHTED AVERAGE
                                                 UPON EXERCISE OF       EXERCISE PRICE OF       NUMBER OF SHARES OF
                                               OUTSTANDING OPTIONS,        OUTSTANDING         COMMON STOCK REMAINING
                                                     WARRANTS          OPTIONS, WARRANTS           AVAILABLE FOR
                    PLAN                        AND OTHER RIGHTS(#)     AND OTHER RIGHTS($)        FUTURE GRANT(#)
                    -----                      ---------------------   --------------------        ---------------
Equity compensation plans approved by the
Company's stockholders:
2004 Performance Equity Plan                           920,781                 $40.31                725,028(1)
2001 Performance Equity Plan                         3,414,834                  41.04                      0(1)
1997 Directors' Stock and Deferred Fee Plan            229,834                  37.26                 74,500
1990 Stock Incentive Plan                                1,000                   4.13                      0

Equity compensation plan not approved by
the Company's stockholders:
2000 Performance Equity Plan (2)                       324,143                $  6.88                 97,724
                                                      --------                -------                ----------
TOTAL:                                               4,890,592                 $38.45                897,252(3)

                                                                 16

-----------------------

(1) The 2004 Plan, which became effective upon stockholder approval at the 2004 Annual Meeting, replaced the 2001 Plan. Any shares of Common Stock previously registered under the 2001 Plan that were not then issued or subject to outstanding awards under the 2001 Plan were carried forward to the 2004 Plan. In addition, any shares of Common Stock subject to outstanding awards under the 2001 Plan that, on or after the date of the 2004 Meeting, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable shares of Common Stock) would become available for grant under the 2004 Plan.

(2) In fiscal year 2000, the Board adopted the 2000 Plan, which plan was subsequently amended to make it a non-qualified, broad-based plan not subject to stockholder approval. The 2000 Plan provides for the grant of incentive and non-qualified stock options to employees of the Company and to others. The 2000 Plan became effective March 23, 2000 and will continue until March 22, 2010 unless earlier terminated. The Company initially reserved 1,025,000 shares of Common Stock for grant under the 2000 Plan and had 96,924 shares remaining as of December 31, 2004. Vesting and other option terms are determined in each case by the Compensation Committee of the Board. The maximum term of an option under the 2000 Plan is ten years. The maximum term is five years if an incentive stock option is granted to a holder of more than 10% of the combined voting power of the capital stock of the Company.

(3) Included in the total number of securities remaining available for future grant are 769,339 shares of Common Stock subject to future stock option grants and 127,913 shares of Common Stock subject to future grants of restricted stock and restricted stock units.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Mr. Auerbach, dated as of September 16, 2003. Pursuant to his employment agreement, Mr. Auerbach holds the position of Executive Chairman of the Board for an initial three-year term, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by the Company or Mr. Auerbach), for which he is to be paid an annual base salary of $300,000, subject to review and increase by the Board, in its discretion, and annual adjustments to reflect increases in the Consumer Price Index (the "CPI"). In addition, Mr. Auerbach is eligible for annual bonuses based on performance criteria to be determined by the Board, including his performance and the performance and financial condition of the Company. In the event that Mr. Auerbach's employment is terminated by the Company without Cause (as such term is defined in the agreement) or by Mr. Auerbach upon a material breach of his employment agreement by the Company, or if the Company elects not to renew his employment agreement, Mr. Auerbach is entitled to receive a severance payment equal to two times his annual base salary. If Mr. Auerbach's employment is terminated other than for Cause within 12 months following a Change of Control (as such term is defined in the agreement), then Mr. Auerbach (or his estate) will have 24 months from the date of such termination to exercise his stock options, so long as the applicable stock option plan underlying such options is still in effect and such stock options have not expired at the time of the exercise. In connection with his employment by the Company, Mr. Auerbach was granted, in January 2004, options to purchase 32,500 shares of Common Stock at an exercise price of $60.85 per share. One quarter of these options become exercisable on each anniversary date of the grant over the succeeding four years. In January 2005, Mr. Auerbach was granted options to purchase 47,845 shares of Common Stock, at an exercise price of $42.14 per share, and 10,531 shares of restricted stock. One quarter of these options and shares of restricted stock vest on each anniversary date of the grant over the succeeding four years.

     The Company entered into an employment agreement with Mr. Tarriff, dated as of February 9, 2004, to replace a prior employment agreement originally entered into as of February 6, 2003. Pursuant to his employment agreement, Mr. Tarriff holds the positions of Chief Executive Officer and President of the Company and of Par for an initial three-year term, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by the Company or Mr. Tarriff), for which he is to be paid an initial annual base salary of $600,000, subject to review and increase by the Board, in its discretion, and annual adjustments to reflect increases in the CPI. In addition, Mr. Tarriff is eligible for annual bonuses based on performance criteria to be determined by the Board, including his performance and the performance and financial condition of the Company. In the event that Mr. Tarriff's employment is terminated by the Company without Cause (as such term is defined in the agreement) or by Mr. Tarriff upon a material breach of his employment agreement by the Company, or if the Company elects not to renew his employment agreement, Mr. Tarriff is entitled to receive a severance payment equal to two times his annual base salary. If Mr. Tarriff's employment is terminated other than for Cause within 12 months following a Change of Control (as such term is defined in his stock option agreements), then Mr. Tarriff (or his estate) will have 24 months from the date of such termination to exercise his stock options, so long as the applicable stock option plan underlying such options is still in effect and such stock options shall not have expired at the time of the exercise. In addition, while Mr. Tarriff is employed by the Company, the Company is obligated to pay the premiums on a $3,000,000 term life insurance policy for the benefit of Mr. Tarriff and his estate. In connection with his employment by the Company and Par, Mr. Tarriff was granted, in January 2004, options to purchase 65,000 shares of Common Stock at an exercise price of $60.85 per share. One quarter of these options become exercisable on each anniversary date of the grant over the succeeding four years. In January 2005, Mr. Tarriff was granted options to purchase 95,691 shares of Common Stock, at an exercise price of $42.14 per share, and 21,062 shares of restricted stock. One quarter of these options and shares of restricted stock vest on each anniversary date of the grant over the succeeding four years.

     The Company entered into an employment agreement with Mr. O'Connor, dated as of February 6, 2003, and subsequently amended as of February 20, 2004, to replace a prior severance agreement entered into on October 23, 1996. Pursuant to his employment agreement, Mr. O'Connor holds the positions of Vice President and Chief Financial Officer of each of the Company and of Par for an initial three-year term, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by the Company or Mr. O'Connor), for which he is to be paid an annual base salary of $300,000, subject to review and increase by the Board, in its discretion, and annual adjustments to reflect increases in the CPI. In addition, Mr. O'Connor is eligible for annual bonuses based on performance criteria to be determined by the Board, including his performance and the performance and financial condition of the Company. In the event that Mr. O'Connor's employment is terminated by the Company without Cause (as such term is defined in the agreement) or by Mr. O'Connor upon a material breach of his employment agreement by the Company, or if the Company elects not to renew his employment agreement, Mr. O'Connor is entitled to receive a severance payment equal to two times his annual base salary. In addition, while Mr. O'Connor is employed by the Company, the Company is obligated to pay the premiums on a $1,000,000 term life insurance policy for the benefit of Mr. O'Connor and his estate. If Mr. O'Connor's employment is terminated other than for Cause within 12 months following a Change of Control (as such term is defined in the agreement), then Mr. O'Connor (or his estate) will have 24 months from the date of such termination to exercise his stock options, so long as the applicable stock option plan underlying such options is still in effect and such stock options shall not have expired at the time of the exercise. In connection with his employment by the Company and Par, Mr. O'Connor was granted, in January 2004, options to purchase 32,500 shares of Common Stock at an exercise price of $60.85 per share. One quarter of these options become exercisable on each anniversary date of the grant over the succeeding four years. In January 2005, Mr. O'Connor was granted options to purchase 16,613 shares of Common Stock, at an exercise price of $42.14 per share, and 14,626 shares of restricted stock. One quarter of these options and shares of restricted stock vest on each anniversary date of the grant over the succeeding four years.

     In connection with its acquisition of FineTech, the Company entered into an employment agreement with Dr. Gutman, dated as of December 18, 2002. Pursuant to his employment agreement, Dr. Gutman holds the positions of Chief Executive Officer and President of FineTech for an initial five-year term, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by the Company or Dr. Gutman), for which he is to be paid an annual base salary of $300,000, subject to review and increase by the Board, in its discretion, and annual adjustments to reflect increases in the CPI. In addition, Dr. Gutman is eligible for an annual bonus based on performance criteria to be determined by the Board, including his individual performance and the performance and financial condition of the Company and/or FineTech. Dr. Gutman is entitled to receive a severance payment equal to 150% of his annual base salary if his employment is terminated by the Company or FineTech without Cause (as such term is defined in the agreement) or by Dr. Gutman upon a material breach of his employment agreement by the Company and/or FineTech, if his employment agreement is not renewed by the Company after the initial five-year term or if he terminates his employment for any reason after the initial five-year term. In addition, while Dr. Gutman is employed by the Company, the Company is obligated to pay the premiums on a $1,000,000 term life insurance policy for the benefit of Dr. Gutman and his estate. If Dr. Gutman's employment is terminated other than for Cause within 12 months following a Change of Control (as such term is defined in the agreement), then Dr. Gutman (or his estate) will have 24 months from the date of such termination to exercise his stock options, so long as the applicable stock option plan underlying such options is still in effect and such stock options shall not have expired at the time of the exercise. In connection with his employment by the Company and FineTech, Dr. Gutman was granted, in January 2004, options to purchase 45,000 shares of Common Stock at an exercise price of $60.85 per share. One quarter of these options become exercisable on each anniversary date of the grant over the succeeding four years. In January 2005, Dr. Gutman was granted options to purchase 25,695 shares of Common Stock, at an exercise price of $42.14 per share, and 5,655 shares of restricted stock. One quarter of these options and shares of restricted stock vest on each anniversary date of the grant over the succeeding four years.

     The Company entered into an employment agreement with Mr. Haughey, dated as of November 24, 2003. Pursuant to his employment agreement, Mr. Haughey holds the positions of Vice President, General Counsel and Secretary of each of the Company and of Par for an initial one-year term, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by the Company or Mr. Haughey), for which he is to be paid an annual base salary of $230,000, subject to review and increase by the Board, in its discretion. In addition, Mr. Haughey is eligible for annual bonuses based on performance criteria to be determined by the Board, including his performance and the performance and financial condition of the Company. Upon the expiration of his initial one-year term (in November
2004), Mr. Haughey received an annual bonus of $120,000. In the event that Mr. Haughey's employment is terminated by the Company without Cause (as such term is defined in the agreement) or by Mr. Haughey upon a material breach of his employment agreement by the Company, Mr. Haughey is entitled to receive a severance payment equal to his annual base salary in effect at the applicable time. In connection with his employment by the Company, Mr. Haughey was granted, in January 2004, options to purchase 2,500 shares of Common Stock at an exercise price of $60.85 per share. One quarter of these options become exercisable on each anniversary date of the grant over the succeeding four years. In January 2005, Mr. Haughey was granted options to purchase 19,935 shares of Common Stock, at an exercise price of $42.14 per share, and 17,551 shares of restricted stock. One quarter of these options and shares of restricted stock vest on each anniversary date of the grant over the succeeding four years.

     Par entered into an employment agreement with Dr. Hariharan, dated as of May 28, 2004. Pursuant to his employment agreement, Dr. Hariharan holds the positions of Vice President and Chief Scientific Officer of Par for an initial three-year term, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by Par or Dr. Hariharan), for which he is to be paid an annual base salary of $405,000, subject to review and increase by the Board, in its discretion. In addition, Dr. Hariharan is eligible for annual bonuses based on performance criteria to be determined by the Board, including his performance and the performance and financial condition of the Company and Par. Upon the first anniversary of the commencement date of his employment, Dr. Hariharan is entitled to receive a bonus of not less than $202,500. In the event that Dr. Hariharan's employment is terminated by Par without Cause (as such term is defined in the agreement) or by Dr. Hariharan upon a material breach of his employment agreement by Par, Dr. Hariharan is entitled to receive a severance payment equal to two times his annual base salary. In connection with his employment by Par, Dr. Hariharan was granted 45,000 shares of restricted stock of the Company in May 2004. One quarter of these restricted shares vest on each anniversary date of the grant over the succeeding four years. In July 2004, Dr. Hariharan was appointed by the Board to also serve as a Vice President of the Company. As noted above, Dr. Hariharan did not qualify as a Named Executive in fiscal year 2004 because he did not begin his employment with the Company until June 2004 and, consequently, earned less compensation in 2004 than all of the Named Executives listed in the Summary Compensation Table of this Proxy Statement. Subject to Dr. Hariharan's continued employment with the Company, Dr. Hariharan is expected to qualify as a Named Executive in fiscal year 2005.

     Under the Company's stock option agreements with Messrs. Auerbach, Tarriff, O'Connor, Haughey and Dr. Gutman and its restricted stock agreement with Dr. Hariharan, any unvested portion of the options or restricted stock, as applicable, vests immediately in the event of a Change of Control (as such term is defined in their respective stock option agreements and, in the case of Dr. Hariharan, in his restricted stock agreement).

PENSION PLAN

     The Company maintains a defined benefit plan (the "Pension Plan") intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Effective October 1, 1989, the Company ceased benefit accruals under the Pension Plan with respect to service after such date. The Company intends that distributions will be made, in accordance with the terms of the Pension Plan, to participants as of such effective date and/or their beneficiaries. The Company will continue to make contributions to the Pension Plan to fund its past service obligations. Generally, all employees of the Company (or a participating subsidiary) who had completed at least one year of continuous service and attained 21 years of age were eligible to participate in the Pension Plan. For benefit and vesting purposes, the Pension Plan's "Normal Retirement Date" is the date on which a participant attains age 65 or, if later, the date of his/her completion of ten years of service. Service is measured from the date of employment. The retirement income formula is 45% of the highest consecutive five-year average basic earnings during the last ten years of employment, less 83?% of the participant's Social Security benefit, reduced proportionately for years of service less than ten at retirement. The normal form of benefit is a life annuity, or for married persons, a joint survivor annuity. None of the Named Executives has any years of credited service under the Pension Plan.

     The Company maintains a retirement savings plan (the "Retirement Savings Plan") whereby eligible employees, including the Named Executives, are permitted to contribute from 1% to 25% of their compensation to the Retirement Savings Plan. The Company contributes an amount equal to 50% of up to 6% of the compensation contributed by the employee. Participants of the Retirement Savings Plan become vested with respect to 20% of the Company's contributions for each full year of employment with the Company and thus become fully vested after five full years. The Company also may contribute additional funds each fiscal year to the Retirement Savings Plan, the amount of which, if any, is determined by the Board in its sole discretion. In February 2005, the Company made a discretionary contribution of $2,056,000 to the Retirement Savings Plan in respect of fiscal year 2004.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTION WITH MANAGEMENT

     In April 1999, the Company entered into an agreement with FineTech Ltd. (the predecessor of FineTech, which is now a wholly owned subsidiary of the Company) for the right to use a process for the pharmaceutical bulk active latanoprost. Pursuant to this agreement, the Company paid FineTech Ltd. an aggregate of approximately $2,000,000 in fiscal years 2000 and 2001, which has been included in intangible assets on the Company's consolidated balance sheets, for a completed process together with its technology transfer package and patent. The Company subsequently purchased the capital stock of FineTech and, pursuant to the aforementioned agreement, the Company is obligated to pay royalties on gross profits from sales of all products developed under this agreement to the President of FineTech, Dr. Gutman, who is currently a director of the Company. In addition, Dr. Gutman is entitled to royalties on the gross profits generated from any sales of several other products pursuant to agreements made with FineTech prior to the Company's acquisition. In fiscal year 2004, Mr. Gutman earned $688,523 in such royalties from the Company.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Compensation Committee approves the policies and programs pursuant to which compensation is paid or awarded to the Company's executive officers and other key employees. In reviewing overall compensation for fiscal year 2004, the Compensation Committee focused on the Company's objectives: to attract executive officers of high caliber from larger, well-established pharmaceutical manufacturers, to retain the Company's executive officers, to encourage the highest level of performance from such executive officers and to align the financial interests of the Company's management with that of its stockholders by offering awards that can result in the ownership of Common Stock. The Company did not use any specific formulae or guidelines in reviewing and approving executive compensation.

     COMPENSATION POLICY. The Compensation Committee follows a compensation policy under which the principal determinants of compensation are the financial performance of the Company, the achievement of non-financial corporate objectives and individual performance. The Compensation Committee believes that this approach provides incentives to the Chief Executive Officer and other executive officers and management personnel to focus on meeting key strategic objectives, such as enhancing returns and sustaining profitable growth. The Compensation Committee believes that focusing on these objectives will, in turn, enhance stockholder value. The Compensation Committee believes that it continues to be important to use compensation in order to attract, motivate and reward executives who contribute to the Company's long-term success by demonstrated, sustained performance. To this end, the Company relies on salary, annual bonuses and long-term, equity-based incentives as follows:

     o Salary and bonus: The Company pays salaries that are designed to attract and retain high caliber executive officers and pays annual bonuses to reward outstanding performance;

     o Stock options: The Company awards stock options to provide incentives for superior long-term performance, to align executive officers' and stockholders' long-term interests and to retain high caliber executive officers because any unvested portions of such awards are forfeited if an executive officer voluntarily leaves, without a material breach by the Company, before an award becomes fully exercisable (generally, within four years) after the date of grant; and

     o Restricted stock and restricted stock units: The Company awards shares of restricted stock and/or restricted stock units, which vest or convert (as the case may be) into shares of Common Stock if certain conditions are satisfied, in lieu of a portion of its executive officers' annual stock option awards. The Company believes that restricted stock and restricted stock units more closely align executive officers' and stockholders' long-term interests, and help the Company retain high caliber executive officers because the awards are paid out only to executive officers who remain with the Company for extended periods.

     2004 COMPANY PERFORMANCE. Because Company performance is a critical determinant of executive compensation, the following is an overview of this past year's performance. In fiscal year 2004, total revenues grew to $690 million, an increase of 4.3% over fiscal year 2003. The Company, however, continued to experience pricing pressure and market share losses from increased competition leading to lower gross margins with respect to its key products. Also, the Company's increased spending on research and development, legal fees related to the potential launch of new products and sales and marketing, along with the write-off of acquired in-process research and development related to the acquisition of Kali contributed to decreased earnings when comparing fiscal years 2004 and 2003.

     The development and introduction of new manufactured and distributed pharmaceutical products, however, is critical to the growth of the Company. By acquiring Kali, the Company significantly expanded its research and development capabilities and increased its product portfolio. In addition, the Company continued to develop strategic alliances and relationships with several pharmaceutical and chemical companies that provide the Company with products for sale through various distribution, manufacturing, development and licensing agreements. As a result of its product development program, enhanced, in part, from the acquisition of Kali, and these strategic alliances, the Company's pipeline of potential products now includes 49 Abbreviated New Drug Applications (five of which have been tentatively approved), pending with, and awaiting approval from, the U.S. Food and Drug Administration.

     The expansion of the Company's product portfolio and research and development capabilities has enhanced its prospects for sustained long-term growth and was achieved through the leadership of the Chief Executive Officer and the other executive officers, and through the diligent efforts of the Company's dedicated employees.

     KEY ELEMENTS OF EXECUTIVE OFFICER COMPENSATION PROGRAM. The key elements of the Company's executive officer compensation program are base salary, annual bonus, grants of stock options, shares of restricted stock and other incentive awards through participation in the Company's various incentive plans. In awarding or approving compensation to executive officers in fiscal year 2004, the Compensation Committee considered the recent and potential contributions of the executive officers to the Company, the ability of the Company to attract and retain qualified executive officers in light of the competitive environment of the Company's industry and the Company's financial condition and results of operations.

     BASE SALARY AND ANNUAL BONUS. Base salaries and annual bonuses for executive officers are determined by reference to Company-wide and individual performance for the previous fiscal year. The factors considered by the Compensation Committee include both strategic and operational factors, such as efforts in responding to regulatory challenges, in exploring strategic alternatives for the Company, in research and development, and in reviewing and implementing updated systems and operational procedures, as well as the Company's financial performance. In addition to Company-wide measures of performance, the Compensation Committee considers performance factors particular to each executive officer, including the performance of the area(s) for which such officer had management responsibility and the individual accomplishments of such officer.

     Base salaries for executive officers of the Company were determined primarily by reference to industry norms, the principal job duties and responsibilities undertaken by such persons, individual performance and other relevant criteria. The Compensation Committee annually re-evaluates whether any adjustments are necessary to reflect compensation for executive officers of similar entities. The Compensation Committee considered it appropriate and in the best interests of the Company and its stockholders to set the base salaries for its executive officers at competitive levels in order to attract and retain high caliber managers for the Company and thereby position the Company for future growth and improved performance.

     The Compensation Committee, in determining the annual bonuses to be paid to the Company's executive officers for fiscal year 2004, considered each individual's contribution to the Company's performance, as well as the Company's financial performance, and assessments of each executive officer's participation and contributions as described above. The non-financial considerations that were applied varied among the executive officers depending upon the business operations under their management and direction.

     Substantially all of the compensation previously paid to the covered officers has been tax deductible by the Company primarily because the sum of base salary and annual bonus has been less than $1 million. However, depending on the extent to which performance goals are achieved, it is possible for the sum of base salary and annual bonus to exceed this amount for certain of the Company's executive officers. If this occurs, the Company believes that it is important that annual bonus payments to such executive officers qualify as "performance-based" compensation under Section 162(m) of the Code in order to retain the tax deductibility of the payments. In order to allow the Company to so qualify for such deduction, the Company proposed and the Company's stockholders approved the Incentive Plan in 2004.

     LONG-TERM EQUITY-BASED INCENTIVES. The 2000 Plan, as amended by the Board to constitute a non-qualified, broad-based option plan not requiring stockholder approval under NYSE rules, provides for stock option awards. The 2001 Plan, which was approved by the Company's stockholders initially at the Company's annual meeting held on July 12, 2001, also provides for stock option awards. Under these Plans, the size of each award and the persons to whom such awards are granted are determined by the Compensation Committee, which bases its decisions upon the nature of the services rendered by the executive officer, the recent and potential contributions of the executive officer to the Company and the overall performance of the Company. The Compensation Committee believes that the granting of stock options will help enable the Company to attract and retain high-level talent and to encourage a high level of performance in order to continue to serve the best interests of the Company and its stockholders. Stock options and other equity-based awards provide executive officers with the opportunity to acquire equity interests in the Company and to participate in the creation of stockholder value and benefit, correspondingly, with increases in the price of the Common Stock. Generally, the Company grants stock options that are exercisable in four equal annual installments beginning one year after their date of grant.

     As a result of the accounting for share-based payments in 2005, the Compensation Committee believes that it is prudent to ensure that the Company has a variety of equity-based incentives at its disposal in order to more effectively align executive officers' and stockholders' long-term interests, stockholder dilution and the likely cost of such equity-based incentives to the Company. Accordingly, the Company proposed, and the stockholders approved, the 2004 Plan, which expanded the types of awards that may be granted by the Compensation Committee to now include stock appreciation rights, shares of restricted stock, restricted stock units, performance shares of Common Stock, performance units, cash-based awards and other equity awards valued or based upon the Common Stock. The 2004 Plan enables the Company to award executive officers with certain equity-based incentives that are more cost effective and less dilutive than may currently be granted under the 2001 Plan.

     COMPENSATION COMMITTEE'S ACTIONS FOR FISCAL YEAR 2004. In determining the amount and form of executive officers' compensation to be paid or awarded for fiscal year 2004, the Compensation Committee considered the criteria discussed above. Based upon the Compensation Committee's review of such officers' and the Company's performance following the conclusion of fiscal year 2004, the Company granted cash bonuses to Messrs. Tarriff, Auerbach, O'Connor, Haughey and Dr. Gutman, the Named Executives, in the amounts of $450,000, $225,000, $93,000, $120,000 and $120,000, respectively. Messrs. Tarriff, Auerbach, O'Connor, Haughey and Dr. Gutman were also granted, in January 2005, options to purchase shares of Common Stock in the amounts of 95,691, 47,845, 16,613, 19,935 and 25,695, respectively, at an exercise price of $42.14 share. In addition, Messrs. Tarriff, Auerbach, O'Connor, Haughey and Dr. Gutman were granted, in January 2005, shares of restricted stock in the amounts of 21,062, 10,531, 14,626, 17,551 and 5,655, respectively.

     CHIEF EXECUTIVE OFFICER COMPENSATION.

     The Compensation Committee approved an employment agreement for Mr. Tarriff, dated as of February 9, 2004, that replaced a prior agreement that had been entered into as of February 6, 2003. Under the current employment agreement, Mr. Tarriff holds the positions of Chief Executive Officer and President and received an annual salary of $606,367 for fiscal year 2004. Due to the Company's performance (in particular, the growth of the Company's total revenues and the expansion of its product portfolio through the acquisition of
Kali) and Mr. Tarriff's individual performance during 2004, the Compensation Committee awarded Mr. Tarriff an annual cash bonus of $450,000 for fiscal year 2004. Mr. Tarriff was also granted, in January 2004, 65,000 stock options at an exercise price of $60.85 per share.

     Executive Officer Stock Ownership Guidelines. Effective January 1, 2004, the Compensation Committee established stock ownership guidelines for the executive officers of the Company that set forth certain specified stock ownership levels recommended to be attained by such officers, expressed as a multiple of their base salaries, within a five-year period, with interim stock ownership levels that should be attained after one and three years, respectively. The executive stock ownership guidelines, expressed as a multiple of an executive officer's base salary, are as follows:

         -----------------------------------------------------------------------

         POSITION                                  MULTIPLE    TIME TO ATTAIN
         -----------------------------------------------------------------------
         Chief Executive Officer                     7 x           5 years
         Other Named Executive Officers              4 x           5 years
         Executive Vice Presidents                   4 x           5 years
         Vice Presidents                           2.5 x           5 years
         -----------------------------------------------------------------------

     The number of shares of the Company's Common Stock that are recommended to be owned is determined by multiplying the executive officer's then current annual base salary by the applicable multiple shown above and dividing the result by the average closing price of the Common Stock during the immediately preceding 12 months. The number of shares to be owned will change only if an executive officer is promoted.

     Policy with Regard to Section 162(m) of the Code. The Company's ability to deduct compensation paid to an individual covered officer is generally limited by Section 162(m) of the Code to $1 million annually. However, this limitation does not apply to "performance-based" compensation, if certain conditions are satisfied. In prior years, compensation paid to the covered officers generally has been deductible primarily because the sum of base salary and annual bonus has been less than $1 million. However, depending on the extent to which performance goals are achieved, it is possible for the sum of base salary and annual bonus to exceed this limit. Thus, the Company has implemented a policy that seeks to preserve the federal income tax deductibility of compensation that it pays to its executive officers. Accordingly, the Compensation Committee has taken appropriate actions, to the extent it believes feasible, including the adoption of incentive compensation plans that are designed to qualify under
Section 162(m) for the grant of performance-based compensation, to preserve the deductibility of annual incentive, long-term performance, restricted stock and stock option awards. Notwithstanding this general policy, the Compensation Committee retains the authority to authorize payments that are not tax deductible if it believes that they are in the best interests of both the Company and its stockholders.

                                        COMPENSATION AND STOCK
                                        OPTION COMMITTEE:

                                        Peter S. Knight (Chairman)
                                        Ronald M. Nordmann
                                        L. William Seidman
                                        Joseph E. Smith


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     As a public company, the Company's directors and executive officers and the more than 10% beneficial owners of its Common Stock are subject to reporting requirements under Section 16(a) of the Exchange Act and are required to file certain reports with the SEC in respect of their ownership of the Company's equity securities and changes thereto. The Company believes that, during fiscal year 2004, all such required reports were filed on a timely basis, with the exception of two late reports on Form 4 filed by Peter W. Williams, a non-management director of the Company, in connection with two transactions relating to his purchase of 300 and 500 shares of Common Stock, respectively.

                             AUDIT COMMITTEE REPORT

     The Company's management is responsible for preparing the Company's financial statements and establishing reporting systems and internal control.
Management also is responsible for reporting on the effectiveness of the Company's internal control over financial reporting. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements, in accordance with auditing standards generally accepted in the United States, and issuing a report on these financial statements. The independent auditors also are responsible for issuing an attestation report on management's assessment of the effectiveness of the Company's internal control over financial reporting. As provided in its charter (attached as Appendix A to this Proxy Statement), the Audit Committee's responsibilities include oversight of these processes. As part of its oversight responsibilities, the Audit Committee met with both the Company's management and its independent auditors, with and without management present, to discuss the adequacy and effectiveness of the Company's internal control and the quality of its financial reporting process.

     In this context, before the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 with the SEC, the Audit Committee:

     o Reviewed and discussed with Company management the audited financial statements included in the Form 10-K and considered management's view that the financial statements present fairly, in all material respects, the financial condition and results of operations of the Company;
     o Reviewed and discussed with Company management and with the independent auditors the effectiveness of the Company's internal control over financial reporting as well as management's report and the independent auditors' attestation on the subject;
     o Discussed with Deloitte & Touche LLP ("Deloitte & Touche"), the Company's independent auditors, matters related to the conduct of their audit that are required to be communicated by auditors to audit committees and matters related to the fair presentation of the Company's financial condition and results of operations, including critical accounting estimates and judgments;
     o Received all communications from Deloitte & Touche that are required, disclosing all relationships that in the auditors' professional judgment may reasonably be thought to bear on their independence and to confirm their independence. Based on these communications, the Audit Committee discussed with Deloitte & Touche its independence from the Company; and
     o Discussed with each of the Company's Chief Executive Officer and Chief Financial Officer his required certifications contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

     Based on the Audit Committee's review of the Company's audited financial statements and its discussions with both the Company's management and Deloitte & Touche discussed above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

                                           AUDIT COMMITTEE:

                                           John D. Abernathy (Chairman)
                                           Peter S. Knight
                                           Joseph E. Smith
                                           Peter W. Williams

PERFORMANCE GRAPH

     The graph below compares the cumulative total return of the Common Stock with the cumulative total returns of the NYSE Composite Index and the S&P Pharmaceuticals Index for the period from December 31, 1999 to December 31, 2004. The graph assumes $100 was invested on December 31, 1999 in the Common Stock and $100 was invested on such date in each of the Indexes. The comparison assumes that any dividends paid were reinvested.

                             CUMULATIVE TOTAL RETURN
                                   (GRAPHIC)


-----------------------------------------------------------------------------------------------------------------------
Company / Index                         12/31/99      12/31/00     12/31/01     12/31/02     12/31/03      12/31/04
-----------------------------------------------------------------------------------------------------------------------
Par Pharmaceutical Companies, Inc.        $100          $141         $685         $604        $1,319         $838
-----------------------------------------------------------------------------------------------------------------------
NYSE Composite Index                      $100          $101          $91          $73           $94         $105
-----------------------------------------------------------------------------------------------------------------------
S&P Pharmaceuticals Index                 $100          $136         $116          $93          $101          $94
-----------------------------------------------------------------------------------------------------------------------

                                   PROPOSAL II

          APPROVAL AND ADOPTION OF THE AMENDMENT AND RESTATEMENT OF THE
         PAR PHARMACEUTICAL COMPANIES, INC. 2004 PERFORMANCE EQUITY PLAN
                                       TO:

A. INCREASE THE AGGREGATE MAXIMUM NUMBER OF SHARES AVAILABLE FOR ISSUANCE, AS OF THE RECORD DATE, FROM 5,060,643 TO 9,020,615;

B. INCREASE THE NUMBER OF SHARES THAT ARE AVAILABLE FOR ISSUANCE, AS OF THE RECORD DATE, AS "FULL VALUE AWARDS" (I.E., AWARDS OTHER THAN STOCK OPTIONS AND STOCK APPRECIATION RIGHTS THAT ARE SETTLED BY THE ISSUANCE OF SHARES) FROM 95,413 TO 2,342,500; AND

C. PROHIBIT CERTAIN SHARES FROM BECOMING AVAILABLE AGAIN FOR RE- GRANT (E.G., SHARES TENDERED TO THE COMPANY UPON A CASHLESS EXERCISE OF STOCK OPTIONS).

     In April 2005, the Board unanimously adopted, subject to stockholder approval at the Meeting, an amendment and restatement of the 2004 Plan (the
"Amended 2004 Plan") that, inter alia, (i) increases the aggregate maximum number of shares available for issuance, as of the Record Date, from 5,060,643 to 9,020,615; (ii) increases the number of shares that are available for issuance, as of the Record Date, as Full Value Awards from 95,413 to 2,342,500; and (iii) prohibits certain shares from becoming available again for re-grant, including, shares tendered to pay the exercise price of stock options or retained to satisfy tax withholding requirements, and provides further that the full number of stock appreciation rights ("SARs") granted to eligible participants that are to be settled by the issuance of shares shall be counted against the number of shares available for awards under the Plan, regardless of the number of shares actually issued upon any settlement of such SARs.

     The Compensation Committee (the "Committee") believes that it is important to increase the number of shares available under the 2004 Plan (as well as increasing the number of shares that may be granted as Full Value Awards) in order to enhance the Company's ability to attract and retain employees and third-party service providers of the Company and its subsidiaries, and to increase the mutuality of interests between those individuals and the stockholders of the Company. The Committee also believes that long term incentives consistent with those available at other leading pharmaceutical companies are required for the Company to compete for, motivate and retain such individuals.

     As of the Record Date, without taking into account these proposed amendments, the 2004 Plan had 725,028 shares available for grant, of which no more than 95,413 shares may be issued pursuant to Full Value Awards.

     Other than the changes to the 2004 Plan outlined above, and certain technical clarifications and conforming changes that were made to the Plan, the terms of the Amended 2004 Plan are substantially similar to the existing 2004 Plan. The following summary of the Amended 2004 Plan does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Amended 2004 Plan attached to this Proxy Statement as Appendix C.

SUMMARY OF THE AMENDED 2004 PLAN

     Subject to stockholder approval of the Amended 2004 Plan, the aggregate maximum number of shares available for issuance under the Amended 2004 Plan, as of the Record Date, is 9,020,615, made up of the following: (i) 4,685,000 shares consisting of (A) 3,959,972 newly authorized shares and (B) 725,028 shares not granted or subject to outstanding awards under the Plan as of the Record Date and (ii) the 4,335,615 shares subject to outstanding awards, as of the Record Date, under the 2004 Plan and the 2001 Plan. No more than 2,342,500 shares may be issued under the Amended 2004 Plan, as of the Record Date, pursuant to Full Value Awards.

     Shares that terminate by expiration, forfeiture, cancellation, or otherwise, are settled in cash in lieu of shares, or are exchanged for awards not involving shares, shall again be available for grant. The full number of SARs granted under the Amended 2004 Plan that are to be settled by the issuance of shares shall be counted against the number of shares available for award under the Plan, regardless of the number of shares actually issued upon settlement of such SARs.

     The number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the exercise price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Committee to reflect stock dividends, stock splits, reverse stock splits, and other corporate events or transactions, including distributions of stock or property other than normal cash dividends. The Committee may also make adjustments to reflect unusual or non-recurring events.

     Pursuant to its terms, the Amended 2004 Plan will terminate on May 26, 2014 and no awards may be granted under the Amended 2004 Plan after that date.

     On the Record Date, the closing price of the Common Stock on the NYSE was $32.90.

ADMINISTRATION

     The Committee is responsible for administering the Amended 2004 Plan and has the discretionary power to interpret the terms and intent of the Amended 2004 Plan and any Plan-related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments and guidelines. Determinations of the Committee made in connection with the Amended 2004 Plan are final and binding. The Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents or advisors of the Company. The Committee may also delegate to one or more officers of the Company the power to designate other employees (other than officers subject to Section 16 of the Exchange Act ) and third-party service providers to be recipients of awards. The Committee also may grant awards under the Amended 2004 Plan as an alternative to, or as the form of payment for, grants or rights earned or due under other compensation plans or arrangements of the Company.

ELIGIBILITY

     Employees of and third-party service providers to the Company and its subsidiaries who are selected by the Committee are eligible to participate in the Amended 2004 Plan. As of the Record Date, there were approximately 715 eligible employees and two eligible third-party service providers.

TYPES OF AWARDS

     The Amended 2004 Plan provides that the Committee may grant awards of various types. A description of each of the types of awards follows.

     STOCK OPTIONS. The Committee may grant both incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") under the Amended 2004 Plan. Eligibility for ISOs is limited to employees of the Company and its subsidiaries.

     The per share exercise price for options may not be less than the fair market value of the Common Stock on the date of grant; however, options may be granted with an exercise price that is greater than the fair market value of the Common Stock on the date of grant or one that is indexed to the fair market value of the stock on the date of grant. In addition, the exercise price of any ISO granted to a person who at the time of the grant is a holder of more than 10% of the combined voting power of the capital stock of the Company must be at least 110% of the fair market value of a share of Common Stock on the date of grant. The latest expiration date may not be later then the tenth (10th) anniversary of the date of grant (for an ISO, the fifth (5th) anniversary of the date of grant if the recipient is a holder of more than 10% of the combined voting power of the capital stock of the Company). Fair market value under the Amended 2004 Plan may be determined by reference to market prices on a particular trading day or an average of trading days, as determined by the Committee in its discretion. The exercise price may be paid in cash or its equivalent, with previously acquired shares of Common Stock, or by other means approved by the Committee, including a broker-assisted exercise. The Committee may substitute SARs for outstanding stock options if and when the Company ceases to account for equity compensation under Accounting Principles Board Opinion No. 25 and begins to recognize a compensation expense for such compensation under Statement of Financial Accounting Standards No. 123R.

     STOCK APPRECIATION RIGHTS. The Committee may grant SARs under the Amended 2004 Plan either alone or in tandem with stock options. The grant price of a SAR may not be less than the fair market value of the Common Stock at the time of grant; however, SARs may be granted with a grant price that is greater than the fair market value of the Common Stock on the date of grant or one that is indexed to the fair market value of the stock on the date of grant. The grant price of a SAR granted in tandem with a stock option must be the same as the option price of the option. SARs may not be exercised later than the tenth
(10th) anniversary of the date of grant.

     Freestanding SARs may be exercised on such terms as the Committee determines and tandem SARs may be exercised by relinquishing the related portion of the tandem option. Upon the exercise of a SAR, the holder will receive from the Company cash, shares of Common Stock or a combination of cash and shares, as determined by the Committee, equal in value to the difference between the fair market value of the shares of Common Stock subject to the SAR, determined as described above, and the grant price.

     RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee may award shares of restricted stock and restricted stock units. Restricted stock awards consist of shares that are issued to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. A holder of shares of restricted stock is treated as a current stockholder and has dividend and voting rights.

     By contrast, restricted unit awards result in the transfer of shares to the participant only after specified conditions have been satisfied. As a result, the holder of a restricted unit award is treated as a stockholder with respect to the award only if and when the shares are delivered in the future. The Committee will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units. However, subject to possible acceleration of vesting under certain conditions, the minimum vesting period for performance-based awards will be one year and for time or service based awards, will be in substantially equal installments over a period of at least three years.

     PERFORMANCE SHARE AND UNIT AWARDS. Performance share and performance unit awards may be granted under the Amended 2004 Plan. Performance shares will have an initial value that is based on the fair market value of the Common Stock on the date of grant. Performance unit awards will have an initial value that is determined by the Committee. Such awards will be earned only if performance goals over performance periods established by or under the direction of the Committee are met. The performance goals may vary from participant to participant, group to group and period to period. The performance goals for performance share and performance unit awards and any other awards granted under the Amended 2004 Plan that are intended to constitute "qualified performance-based compensation" will be based upon one or more of the following measurements (any one of which may be measured with respect to the Company or any one or more of its subsidiaries and either in absolute terms or as compared to another company or companies): net earnings or net income (before or after taxes); earnings per share; net sales or revenue growth; net operating profit; return measures (including return on assets, capital, invested capital, equity, or sales or revenue); cash flow (including operating cash flow, free cash flow and cash flow return on equity); earnings before or after taxes, interest, depreciation and/or amortization; gross or operating margins; share price (including growth measures and total stockholder return); expense targets; market share; customer satisfaction; working capital targets; and research and development expenditures.

     The Committee will determine whether the performance targets or goals that have been established for a particular performance award have been met and may provide in an award that any evaluation of performance may include or exclude any of the following factors that are objectively determinable and that occur during the performance period to which the award is subject: asset write-downs, litigation, claims, judgments or settlements; the effect of changes in tax laws, accounting principles or other laws or provisions affecting reporting results; any reorganization and restructuring programs; extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in
management's discussion of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; acquisitions or divestitures; and foreign exchange gains and losses.

     Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the Committee has the discretion to adjust these awards downward. In addition, the Committee has the discretion to make awards that do not qualify as performance-based compensation. Awards may be paid in the form of cash, shares or in any combination of the two, as determined by the Committee.

     CASH-BASED AWARDS. The Committee may grant cash-based awards under the Amended 2004 Plan that specify the amount of cash to which the award pertains, the conditions under which the award will be vested and exercisable or payable, and such other conditions as the Committee may determine that are not inconsistent with the terms of the Amended 2004 Plan. Cash-based awards may be paid, in the Committee's discretion, either in cash or by the delivery of shares of Common Stock.

     OTHER STOCK-BASED AWARDS. The Committee may grant equity-based or equity-related awards, referred to as "other stock-based awards," other than stock options, SARs, restricted stock, restricted stock units, performance shares or performance units. The terms and conditions of each other stock-based award shall be determined by the Committee. Payment under any other stock-based awards will be made in shares of Common Stock or cash, as determined by the Committee.

     DIVIDEND EQUIVALENTS. The Committee may provide for the payment of dividend equivalents with respect to any shares subject to an award that have not actually been issued under the award.

     DEFERRALS. The Committee may require or permit a participant to defer the receipt of cash or shares pursuant to any awards under the Amended 2004 Plan.

OTHER TERMS AND CONDITIONS

     Agreements; Transferability. Awards granted under the Amended 2004 Plan will be evidenced by agreements consistent with the Amended 2004 Plan and in such form as the Committee may prescribe. Neither the Amended 2004 Plan nor any agreements in connection therewith confer any right to continued employment upon any recipient of an award. Unless otherwise provided in an award agreement or in the discretion of the Committee, awards may not be transferred other than by will or by the laws of descent and distribution. Similarly, during a recipient's lifetime, options and other awards requiring exercise may be exercised only by the recipient, unless provided otherwise in an award agreement or in the discretion of the Committee.

     FORFEITURE FOLLOWING TERMINATION OF EMPLOYMENT. The Committee generally will determine how each award will be treated following termination of the holder's employment with, or service for, the Company or any of its subsidiaries, including the extent to which unvested portions of the award will be forfeited and the extent to which options, SARs or other awards requiring exercise will remain exercisable.

     CERTAIN RESTRICTIONS. If so provided in the award agreement, a participant's rights to an award may be subject to the participant's agreement
(i) not to compete with the Company or any of its subsidiaries, (ii) not to solicit away the Company's business or employees and (iii) not to disclose confidential information regarding the Company or to disparage the Company. A breach of these restrictions may result in the cancellation of awards or the recovery by the Company of any gain realized under an award.

     CHANGE OF CONTROL. If there is a change of control of the Company, all outstanding options, shares of restricted stock and any other awards subject to vesting will vest immediately and become exercisable. Under the Amended 2004 Plan, a change in control may be triggered if (i) there is an acquisition of more than 20% of the outstanding shares of the Company entitled to vote generally in the election of directors, (ii) a tender or exchange offer for the Company's stock is commenced or publicly announced, (iii) the Company's stockholders approve a merger, consolidation or sale of the Company or a disposition of all or substantially all of the Company's assets, unless such stockholders continue to own more than 50% of the outstanding voting securities, or (iv) the Company's stockholders approve any plan or proposal for the liquidation or dissolution of the Company.

     However, a change of control shall not be deemed to have taken place if beneficial ownership is acquired by, or a tender or exchange offer is commenced or announced by, the Company, any profit-sharing, employee ownership or other employee benefit plan of the Company, any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities.

     Awards for Non-U.S. Employees. In order to comply with the laws in other countries in which the Company and/or its subsidiaries operate or may operate or have employees, directors or third-party service providers, the Committee may establish subplans under the Amended 2004 Plan and modify the terms of the awards made to such employees, directors and service providers.

AMENDMENT AND TERMINATION

     The Committee may at any time, and from time to time, alter, amend, modify, suspend or terminate the Amended 2004 Plan or any outstanding award in whole or in part. However, no amendment of the Amended 2004 Plan will be made without stockholder approval if stockholder approval is required by law. No amendment may adversely affect the rights of any participant without his or her consent under an outstanding award, unless specifically provided for in the Amended 2004 Plan.

ADDITIONAL PROVISIONS

     Neither ISOs nor, except as the Committee otherwise expressly determines, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient's lifetime, an ISO and, except as the Committee may otherwise determine, other non-transferable awards requiring exercise, may be exercised only by the recipient.

     If so provided in an award agreement, a participant's rights to an award may be subject to a participant agreeing to not compete with the Company or any of its subsidiaries, and to not solicit away the Company's business or employees. In addition, participants may be subject to non-disclosure and non-disparagement covenants. A breach of these restrictions may result in cancellation of awards or the recovery by the Comany of gain realized under an award.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences of the issuance and/or exercise of awards under the Amended 2004 Plan are described below. The following information is only a summary of the tax consequences of the awards and does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the Amended 2004 Plan, nor does it cover state, local or non-U.S. tax consequences. Recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards and the ownership and disposition of any underlying securities.

     INCENTIVE STOCK OPTIONS. The Amended 2004 Plan qualifies as an incentive stock option plan within the meaning of Section 422 of the Code. A recipient who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the recipient disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the transfer of the shares to the recipient (the required statutory "holding period"), (a) the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the exercise price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the exercise price and (ii) the gain on the sale. The Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss. In general, an incentive stock option that is exercised by the optionee more than three months after termination of employment is treated as a NQSO. ISOs are treated as NQSOs to the extent that they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

     The excess of the fair market value of the shares on the date of exercise over the exercise price is, however, includable in the option holder's income for alternative minimum tax purposes.

     NON-QUALIFIED STOCK OPTIONS. The recipient of a non-qualified stock option under the Amended 2004 Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the recipient will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient. Upon disposition of the shares purchased pursuant to the stock option, the recipient will recognize long-term or short-term capital gain or loss, as the case may be, depending on the length of time that the recipient held the shares (with the holding period beginning on the date of exercise), equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the recipient as ordinary income.

     STOCK APPRECIATION RIGHTS. A recipient who is granted SARs will not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the recipient will recognize ordinary income equal to the amount received (the increase in the fair market value of a share of the Common Stock from the date of grant of the SAR to the date of its exercise); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

     RESTRICTED STOCK. A recipient will not be taxed at the date of an award of restricted stock, but will be taxed, at ordinary income rates, on the fair market value of the restricted stock as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such restricted stock to the recipient, elects under Section 83(b) of the Code to include in ordinary income the fair market value of the restricted stock as of the date of such transfer. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses (with the holding period beginning on the date that restrictions lapse or the date of grant if the recipient elects to be taxed under Section 83(b)), with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted stock, if the employee elects to be taxed on the fair market value upon such transfer). Dividends received by a recipient during the restricted period will be taxable to the recipient, at ordinary income tax rates, and will be deductible by the Company unless the recipient has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

     RESTRICTED UNITS. A participant will ordinarily not recognize taxable income upon an award of restricted units and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the Common Stock received and the Company will be entitled to a deduction of the same amount.

     Performance and Other Stock-Based Awards and Short-Term Cash Awards. Ordinarily, a participant will not recognize taxable income upon the grant of performance awards and other stock-based awards and cash-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any Common Stock received will constitute ordinary income to the participant. The Company will then be entitled to a deduction of the same amount.

OTHER

     Awards under the Amended 2004 Plan may be subject to tax withholding. Where an award results in income subject to withholding, the Company may require the participant to remit the necessary taxes to the Company. If the Committee approves, participants may satisfy their tax withholding requirements by causing shares of Common Stock to be withheld.

     In general, under Section l62(m) of the Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four executive officers, ranked by pay, is not deductible to the extent that it exceeds one million dollars ($1,000,000) for any year. Taxable payments or benefits under the Amended 2004 Plan may be subject to this deduction limit.
However,  under  Section  l62(m)  of  the  Code,  qualifying   performance-based
compensation, including income from stock options and other performance-based awards that are made under stockholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The Amended 2004 Plan has been designed so that the Committee in its discretion may grant qualifying exempt performance-based awards under the Plan.

     Under the so-called "golden parachute" provisions of the Code, the accelerated vesting of stock options and benefits paid under other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional twenty (20%) percent federal tax and may be nondeductible to the corporation.

     If any award granted under the Amended Plan is considered deferred compensation under Code Section 409A, then certain requirements must be met in order to have the deferral be effective for federal tax purposes. These requirements include: ensuring that any election to defer made by participants is made within the time period(s) permitted by Code Section 409A; limitations on distributions; and the prohibition on accelerating the time or schedule of any payment of deferred amounts except in circumstances permitted by the U.S. Treasury Department. If these requirements are not met, a participant will be immediately taxed on such purportedly deferred amounts, a penalty of twenty (20%) percent of such amounts deferred after December 31, 2004 will be imposed and penalty interest will accrue at the underpayment rate plus one (1%) percent.

EFFECTIVE DATE

     The Amended 2004 Plan shall be effective immediately on the date of (and subject to) its approval by the Company's stockholders (i.e., May 24, 2005). In the event that the Company's stockholders do not approve the Amended 2004 Plan, the existing 2004 Plan shall remain in full force and effect in accordance with its terms.

APPROVAL

     Assuming a quorum is present at the Meeting, the proposal to approve the amendment and restatement of the 2004 Plan will be adopted upon the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF PROPOSAL II.

                              INDEPENDENT AUDITORS

     The Company has retained the firm of Deloitte & Touche to act as its independent auditors for the fiscal year ending December 31, 2004.

     The Company first retained Deloitte & Touche, effective May 1, 2002, to act as independent auditors for the Company for the fiscal year ending December 31, 2002. The Audit Committee considered, among other matters, Deloitte & Touche's independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. Representatives of Deloitte & Touche are expected to be present at the Meeting, to have the opportunity to make a statement, if they so desire, and to be available in order to respond to appropriate questions.

     Fees for services provided by Deloitte & Touche to the Company in fiscal years 2004 and 2003 were separately approved by the Audit Committee, in accordance with the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and were as follows:

                                                  2004                2003
                                                  ----                ----
        Audit Fees (1)                        $ 1,087,000          $ 668,894
        Audit-Related Fees (2)                      -0-               20,000
        Tax Fees (3)                              147,123            544,300
        All Other Fees (4)                         82,500             60,000

                                            ----------------    ---------------
        Total Fees                            $ 1,316,623         $1,293,194

--------------------

(1) Represents fees for professional services rendered by Deloitte & Touche with respect to the audit of the Company's annual consolidated financial statements and the review of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q, services associated with the Sarbanes-Oxley Act Section 404 - internal controls, as well as the issuance of comfort letters and consents, and its assistance in reviewing documents filed with the SEC.
(2)   Represents fees for audits of an employee benefit plan.
(3) Represents fees for professional services rendered by Deloitte & Touche for tax compliance, tax advice and tax planning. (4) Represents fees for other services rendered by Deloitte & Touche in connection with certain financial due diligence matters.

     The Audit Committee has adopted a policy (attached as Appendix D to this Proxy Statement) that requires the advance approval of all audit, audit-related, tax and other services performed by the independent auditors. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless a specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the specific service before the independent auditor may be engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve permitted services so long as the Chairman reports any decisions to the Audit Committee at its next regularly scheduled meeting.

     The Audit Committee approved, in advance, all audit, audit-related, tax and other services provided for a fee by Deloitte & Touche in fiscal years 2004 and 2003. The Audit Committee will continue to pre-approve all audit and non-audit services provided by the Company's auditor in compliance with the Sarbanes-Oxley Act.

     The Audit Committee has considered whether the provision of non-audit services by Deloitte and Touche was compatible with maintaining its independence and determined that the nature and substance of the non-audit services did not impair the status of Deloitte and Touche as the Company's independent auditors.

                                  OTHER MATTERS

     On the date of this Proxy Statement, the Board has no knowledge of any business that will be presented for consideration at the Meeting, other than as described herein. If any other matter(s) are properly brought before the Meeting or any adjournment(s) thereof, it is the intention of the persons named in the accompanying proxy card to vote the proxies that they receive in respect of such matter(s) in accordance with their judgment.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

     In accordance with the Company's Bylaws and Rules 14a-4(c) and 14a-5(e) promulgated under the Exchange Act, the Company hereby notifies its stockholders that it had not received on or before March 29, 2005 proper notice of any other proposed matter to be submitted for stockholder vote at the Meeting, and, accordingly, any proxies received in respect of the Meeting will be voted in the discretion of the Company's management on any other matter(s) that may properly come before the Meeting.

     Any proposal that is intended to be presented by any stockholder for action at the 2006 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company, at 300 Tice Boulevard, Woodcliff Lake, NJ 07677, not later than January 14, 2006 in order for such proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2006 Annual Meeting of Stockholders. Advance notice of stockholder nominations for the election of directors must be delivered personally to, or mailed to and received by, the Secretary of the Company at the address listed above, not less than 20 nor more than 60 days prior to the 2006 meeting date; however, in the event that less than 30 days' prior notice or public disclosure of the 2006 meeting date is given or made to the stockholders, notice by the stockholder, to be timely, must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

     The Company further notifies its stockholders that if the Company does not receive written notice by February 27, 2006 of a proposed matter to be submitted for stockholders' vote at the 2006 Annual Meeting of Stockholders, proxies received by members of the Company's management for such meeting may be voted, at the discretion of such management members, on any matter(s) that properly come before such meeting, without any discussion of such proposed matter(s) in the proxy statement to be distributed in respect of such Meeting.

                                        By Order of the Board of Directors

                                        Thomas Haughey
                                        Secretary

Dated:  April 15, 2005

                       PAR PHARMACEUTICAL COMPANIES, INC.

       Proxy For Annual Meeting of Stockholders To Be Held on May 24, 2005

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder(s) of PAR PHARMACEUTICAL COMPANIES, INC., a Delaware corporation (the "Company"), hereby constitute(s) and appoint(s) Scott Tarriff and Thomas Haughey, and each of them, with full power of substitution in each, as the agents, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the 2005 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Park Ridge Marriott, 300 Brae Blvd., Park Ridge, New Jersey, on May 24, 2005, at 10:00 a.m. (local time), and any adjournment(s) thereof, all of the shares of common stock of the Company that the undersigned would be entitled to vote if then personally present at such Meeting in the manner specified herein and on any other business as may properly come before the Meeting.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND, IN THE PROXIES' DISCRETION, UPON ANY OTHER MATTER(S) THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

(Continued and to be signed and dated on the reverse side.)

1. ELECTION OF CLASS III DIRECTORS

         FOR ALL NOMINEES / /    WITHHOLD AUTHORITY / /       EXCEPTIONS* / /
         listed below            to vote for ALL nominees listed
                                 below

Nominees: Ronald M. Nordmann            Dr. Arie Gutman      Joseph E. Smith

*(Instruction: To withhold authority to vote for any individual nominee(s), mark the "Exceptions*" box above and write the nominee's name(s) on the blank line below.)

EXCEPTIONS:
            --------------------------------------------------------------------


2. To consider and act upon a proposal to amend and restate the Company's 2004 Performance Equity Plan.

         FOR / /                      AGAINST / /              ABSTAIN / /



3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment(s) thereof and as provided in Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended.

                               Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Postage Pre-paid Envelope.


                                             Dated                      , 2005
                                                   ---------------------

                                             -----------------------------------
                                                       Signature

                                             -----------------------------------
                                                 Signature, if held jointly

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY ITS PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY A GENERAL PARTNER OR OTHER AUTHORIZED PERSON.

                                                                      APPENDIX A


                       PAR PHARMACEUTICAL COMPANIES, INC.
                             AUDIT COMMITTEE CHARTER


AS AMENDED, APRIL 2005
--------------------------------------------------------------------------------

PURPOSE

The purpose of the Audit Committee is to assist the Board of Directors (the "Board") in its oversight and evaluation of:

     o  the integrity of the Company's financial statements;

     o  the Company's compliance with certain legal and regulatory requirements;

     o the qualifications, independence and performance of the Company's independent auditors; and

     o  the performance of the Company's internal audit function.

In addition, the Audit Committee is charged with preparing an audit committee report as required by the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statements.

While certain duties and responsibilities of the Audit Committee are more specifically set forth below, the principal function of the Audit Committee is oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. In addition, management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to ensure compliance with applicable accounting standards, laws and regulations.

Each member of the Audit Committee may rely, to the extent reasonable, on the information, opinions, reports and statements of the Company's management, independent auditors and other advisors.

The independent auditors for the Company are ultimately accountable to the Board and the Audit Committee. The independent auditors shall submit to the Audit Committee and the Company annually a formal written statement delineating all relationships between the independent auditors and the Company ("Statement as to Independence"), and addressing, at a minimum, the matters set forth in Independence Standard No. 1 adopted by the Independence Standards Board.

ORGANIZATION

     The Audit Committee shall consist of at least three directors, all of whom shall have no other material relationship to the Company and shall otherwise satisfy the applicable membership and independence requirements under Section 303A of the Listed Company Rules of the New York Stock Exchange, Inc. (the "NYSE") and applicable laws, including but not limited to Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and related SEC rules and guidance. All members of the Committee shall be financially literate in the business judgment of the Board, and at least one member shall have, in the business judgment of the Board, accounting or financial management expertise.

APPOINTMENT AND REMOVAL

     The members of the Audit Committee shall be appointed annually by the Board on the recommendation of the Nominating-Corporate Governance Committee of the Board. In each case, on the recommendation of the Nominating-Corporate Governance Committee, the Board may from time to time remove (with or without cause) members of the Audit Committee and fill any resulting vacancies.

MEETINGS

The Audit Committee shall hold at least four meetings per year and such additional meetings as the Audit Committee or its Chairperson shall determine.

In addition, the Audit Committee periodically should meet separately with representatives of the Company's management, the director of the Company's internal audit department (or other person, persons or outside firm responsible for the Company's internal audit function) and the Company's independent auditors to review and discuss the annual and quarterly financial reporting process and such other appropriate matters and to discuss any matters that the Audit Committee or any of those persons or firm believes should be discussed privately.

The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

DUTIES AND RESPONSIBILITIES

The Audit Committee shall have the following duties and responsibilities:

INDEPENDENT AUDITOR. The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the registered independent public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company, including the resolution of any disagreements between the Company's management and the accounting firm regarding financial reporting. Each such accounting firm shall report directly to the Audit Committee. In this oversight role, the Audit Committee shall:

     o ensure that the Company's independent auditors prepare and deliver annually the Statement as to Independence (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement);

     o actively engage the Company's independent auditors in a dialogue with respect to, and review of, any relationships or services disclosed in this Statement that may impact the objectivity and independence of the auditors and take appropriate action (or recommend that the full Board take appropriate action) to satisfy itself of the auditors' independence;

     o at least annually, obtain, review and provide to the full Board a report by the Company's independent auditors describing:

        o the internal quality control procedures maintained by the outside auditing firm serving as the Company's independent auditors;

        o any material issues raised by the most recent internal quality control review or peer review of such outside auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding year, respecting one or more independent audits carried out by such outside auditing firm, and any steps taken to address any such issues; and

        o all relationships between such outside auditing firm and the Company (in order to assess the auditor's independence).

     o maintain a clear understanding with Company management and the internal audit department (or other person, persons or outside firm responsible for the Company's internal audit function), on the one hand, and the Company's independent auditors, on the other, regarding the ultimate accountability of the independent auditors;

     o meet with the Company's independent auditors to discuss the planning, timing and staffing of the annual audit and the results of their examination and evaluation of the Company's internal controls and the overall quality of its financial reporting;

     o evaluate, and discuss with the lead partner of the independent auditors, the qualifications, performance and independence of the Company's independent auditors, and determine whether they appear adequate, in each case taking into account the opinions of Company management;

     o discuss the regular rotation of the independent auditors' lead and concurring audit partners serving on the Company's audit engagement team, as well as the rotation of any other persons on the Company's audit engagement team who fall within the definition of "audit partner," as defined by applicable SEC regulations, in each case as required by applicable law and/or regulations;

     o consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the Company's independent auditing firm itself on a regular basis;

     o recommend to management policies for the Company's hiring of employees or former employees of the Company's independent auditors who were engaged on the Company's account, consistent with any restrictions on such employment imposed by applicable SEC regulations or law;

     o review the Company's policies with respect to risk assessment and risk management; and

     o present its conclusions with respect to the independent auditors to the full Board.

INTERNAL AUDIT FUNCTION. With respect to the Company's internal audit function, the Audit Committee shall:

     o review the appointment and/or replacement of the director of the internal audit department (or other person, persons or outside firm responsible for the Company's internal audit function) or, at the discretion of the Board, select and contract with an outside accounting firm to serve as the Company's internal auditors and to perform the Company's internal audit function;

     o advise the director of the internal audit department (or other person, persons or outside firm responsible for the Company's internal audit function) that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal audit department (or other person, persons or outside firm responsible for the Company's internal audit function) and management's responses thereto and review such reports; and

     o discuss with the Company's independent auditors responsibilities of the internal audit department (or such other person, persons or outside firm responsible for the Company's internal audit function), the budget and staffing relative to the Company's internal audit function and any recommended changes in the planned scope of the Company's internal audit.

FINANCIAL AND DISCLOSURE MATTERS. As a general matter, while the ultimate responsibility for the Company's financial statements and disclosure rests with Company management and the Company's independent auditors, the Audit Committee shall review:

     o  major issues  regarding  accounting  principles and financial  statement
        presentation,   including  any  significant  changes  in  the  Company's
        selection or application of accounting principles and policies;

     o  any major issues as to the adequacy of the Company's  internal  controls
        and  any  special   audit   steps   adopted  in  light  of  any  control
        deficiencies;

     o analyses prepared by Company management and/or the Company's independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any analyses of the effects of alternative GAAP methods on the financial statements;

     o  the  effect  of  regulatory  and  accounting  initiatives,  as  well  as
        off-balance  sheet  structures  and   transactions,   on  the  financial
        statements of the Company;

     o the type and presentation of information to be included in the earnings press releases of the Company; and

     o any financial information and earnings guidance (and re-guidance) provided by the Company, consistent with Regulation FD, to analysts and rating agencies.

The Audit Committee shall meet with the Company's independent auditors, with and (where deemed necessary) without representatives of management and the internal audit department (or other person, persons or outside firm responsible for the Company's internal audit function) present, to:

     o  discuss the scope of the annual audit;

     o review with the independent auditors any problems or difficulties encountered by the auditors in the course of the audit work and management's response, including with respect to:

        o any restrictions on the scope of the independent auditors' activities or access to requested information or personnel;

        o  any significant disagreements with Company management;

        o any accounting adjustments that were noted or proposed by the auditors but were "passed"; and

        o any "management" or "internal controls" letter issued or proposed to be issued.

     o review and discuss the Company's annual audited financial statements and the Company's disclosure in its Management's Discussion and Analysis of Financial Condition and Results of Operations disclosure ("MD&A");

     o review and discuss the Company's quarterly financial statements reasonably prior to the filing of each of its Form 10-Qs, including the results of the independent auditors' review of the quarterly financial statements, and the Company's disclosures in its MD&A;

     o review any disclosure relating to non-audit services performed for the Company by the Company's independent auditors required to be included in the Company's periodic reports;

     o review and discuss any reports or communications (and Company management's and/or the internal audit department's responses, or the response of any other person, persons or outside firm responsible for the Company's internal audit function, thereto) submitted to the Audit Committee by the Company's independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as the same may be modified or amended;

     o discuss any other significant matters arising from any audit, report or communication, whether raised by Company management, the internal audit department (or other person, persons or outside firm responsible for the Company's internal audit function) or the Company's independent auditors, relating to the Company's financial statements;

     o determine whether any accounting restatement resulted from material non-compliance with SEC financial reporting requirements;

     o discuss any significant changes to the Company's accounting principles, policies, controls, procedures and practices proposed or suggested by the Company's independent auditors, the internal audit department or management;

     o inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks and exposures;

     o review the form of opinion that the Company's independent auditors propose to render to the Board and the Company's stockholders; and

     o review the form of attestation report on management's assessment of internal controls over financial reporting to the extent required by applicable SEC regulations to be included in the Company's annual reports.

In addition, the Audit Committee shall discuss with the Company's management including, as appropriate, the director of its internal audit department (or such other person, persons or outside firm responsible for the Company's internal audit function):

     o the results of management's quarterly evaluation of the effectiveness of the Company's disclosure controls and procedures, including any weaknesses and deficiencies in such controls and procedures identified by the Company's management, and the proposed responses by management to any such weaknesses and deficiencies, and management's disclosure regarding the effectiveness of such controls and procedures to the extent required by applicable SEC regulations to be included in the Company's quarterly or annual reports;

     o the results of management's annual evaluation of the effectiveness of the Company's internal controls over financial reporting, including any weaknesses and deficiencies in such controls identified by the Company's management, and proposed responses by management to any such weaknesses and deficiencies;

     o the form and content of management's report on internal controls of financial reporting and any other disclosure regarding internal controls to the extent required by applicable SEC regulations to be included in the Company's annual reports; and

     o the results of management's quarterly evaluation of the Company's internal controls over financial reporting, including the extent to which any such changes have materially affected, or are reasonably likely to materially effect, the Company's internal controls over financial reporting and any related disclosure.

Also, the Audit Committee shall discuss with the Company's legal counsel any significant legal matters that may have a material effect on the Company's financial statements, the Company's compliance policies, including material notices to or inquiries received from governmental agencies, and any other significant legal matters that the Committee or its counsel deems relevant.

The Audit Committee shall annually recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

Compliance Oversight. In addition to the foregoing responsibilities, to help ensure the Company's compliance with applicable SEC and other rules and regulations, the Audit Committee shall:

     o obtain from the Company's independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act;

     o obtain reports from management, the Company's senior auditing executive and the Company's independent auditors that the Company and its affiliated entities are in conformity with the applicable requirements of the Company's Code of Business Conduct and Ethics;

     o review any reports and disclosures from management, the internal audit department and external auditors and internal auditors of any insider and/or affiliated party transactions; and

     o generally advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

COMPLAINTS. In accordance with Rule 10A-3 of the Exchange Act, the Audit Committee shall establish and maintain procedures for:

     o the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls and/or auditing matters; and

     o the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

INVESTIGATIONS. The Audit Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities, including with respect to any matter brought to its attention with respect to compliance with the Company's Code of Business Conduct and Ethics or Code of Ethics for senior financial officer, through the complaint procedures described above.

AUDIT COMMITTEE CHARTER. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Charter shall be made available on the Company's website at www.parpharm.com.

SELF-EVALUATION. The Audit Committee shall conduct an annual performance self-evaluation.

AUTHORITY TO ENGAGE OUTSIDE ADVISORS. The Audit Committee shall have the authority to engage independent counsel and other advisors, as it deems necessary to carry out its duties, at the Company's expense.

OTHER DUTIES. The Audit Committee also shall perform such additional duties and have such additional responsibilities and functions as the Board from time to time may determine and delegate to the Committee.

FUNDING

The Board shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

     o compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report and/or performing other audit, review or attest services for the Company;

     o compensation to any outside firm(s) engaged to perform the Company's internal audit function;

     o compensation of any advisors employed by the Audit Committee to assist the Audit Committee in carrying out its duties; and

     o ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

REPORTS OF THE COMMITTEE

At each regular meeting of the Board, the Audit Committee shall report the substance of all actions taken by the Audit Committee since the date of its last report to the Board. Each report shall be filed with the minutes of the Board Meeting at which it is presented, as a part of the Company's corporate records.

                                                                      APPENDIX B

                     DIRECTOR QUALIFICATION STANDARDS

DETERMINATION OF INDEPENDENCE

In order to be considered "independent" for purposes of these standards, a director must be determined, by resolution of the Board as a whole, after due deliberation, to have no material relationship with the Company, other than as a director. These determinations will be made public annually prior to the directors standing for re-election to the Board. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following criteria:

1. In no event will a director be considered "independent" if, within the preceding three years: (i) the director was employed by the Company; (ii) an immediate family member of the director was employed by the Company as an executive officer; (iii) the director, or an immediate family member of the director, received more than $100,000 per year in direct compensation from the Company (other than director's fees and pension or other forms of deferred compensation for prior service with the Company); (iv) the director was affiliated with or employed by the Company's independent auditor; (v) an immediate family member of the director was affiliated with or employed by the Company's independent auditor as a partner, principal, manager or in any other professional capacity; or (vi) an executive officer of the Company was on the compensation committee of the board of directors of a company that employed either the director or an immediate family member of the director as an executive officer.

2. Audit Committee members may not have any direct or indirect financial relationship whatsoever with the Company other than as directors, and may not be affiliated persons of the Company. Audit Committee members may receive directors' fees, in the form of cash, stock, stock units, stock options or other in-kind consideration ordinarily available to directors, and fixed amounts of compensation for prior service with the Company.

3. The following commercial relationships will not be considered to be material relationships that would impair a director's independence: (i) if a director is an executive officer or employee, or an immediate family member of a director of the Company is an executive officer, of another company that does business with the Company and the annual sales to, or purchases from, the Company are less than one (1%) percent of the annual revenues of the company whereat the director or the director's immediate family member serves as an executive officer or employee, as applicable; or
     (ii) if a director or an immediate family member of a director of the Company is an executive officer of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other is less than one (1%) percent of the total consolidated assets of the company whereat he or she serves as an executive officer.

4. The following not-for-profit relationship will not be considered to be a material relationship that would impair a director's independence: if a director of the Company, or a director's spouse, serves as an executive officer of a not-for-profit organization, and the Company's charitable contributions to the organization, in the aggregate, is less than two (2%) percent (or $1,000,000, whichever is greater) of that organization's latest publicly available total revenues.

5. Annually, the Board will review all commercial and charitable relationships of directors to determine whether directors meet the categorical independence tests described in paragraphs 3. and 4. The Board may determine that a director who has a relationship that exceeds the limits described in paragraph 3. (to the extent that any such relationship would not constitute a bar to independence under the New York Stock Exchange listing standards) or paragraph 4. is nonetheless independent. The Company will explain in the next proxy statement the basis for any Board determination that a relationship is immaterial despite the fact that it exceeds the categorical standards set forth in paragraphs 3. or 4.

6. The Company will not make any personal loans or extensions of credit to directors or executive officers.

7. To help maintain the independence of the Board, all directors are required to deal at arm's length with the Company and its subsidiaries and to disclose circumstances material to the director that might be perceived as a conflict of interest.

                                                                      APPENDIX C

                       PAR PHARMACEUTICAL COMPANIES, INC.
                          2004 PERFORMANCE EQUITY PLAN

                    AMENDED AND RESTATED, AS OF MAY 24, 2005



ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

     1.1  ESTABLISHMENT.   Par  Pharmaceutical   Companies,   Inc.,  a  Delaware
corporation (the "Company"), established an incentive compensation plan known as the 2004 Performance Equity Plan (the "Original Plan").

     The Original Plan became effective upon its approval by the stockholders of the Company on May 26, 2004 (the "Effective Date").

     The Original Plan permits the grant of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Stock-Based Awards.

     The Company establishes an amendment and restatement of the Original Plan (the "Plan"), as set forth in this document, to, inter alia, increase the maximum number of Shares available for issuance to Participants.

     The Plan shall become effective upon its approval by the stockholders of the Company (i.e., May 24, 2005) and shall remain in effect as provided in
Section 1.3 hereof.

     1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to enable the Company to offer Awards to Employees and Third Party Service Providers, thereby enhancing the Company's ability to attract, retain and reward such individuals, and to increase the mutuality of interests between those individuals and the stockholders of the Company.

     1.3 DURATION OF THE PLAN. Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) adoption of the Original Plan by the Board and (b) the Effective Date.

ARTICLE 2. DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

     2.1 "AFFILIATE" shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

     2.2 "ANNUAL AWARD LIMIT" OR "ANNUAL AWARD LIMITS" have the meaning set forth in Section 4.3.

     2.3 "AWARD" means, individually or collectively, a grant under this Plan of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

     2.4 "AWARD AGREEMENT" means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

     2.5 "BENEFICIAL OWNER" OR "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     2.6 "BOARD" OR "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     2.7 "CASH-BASED AWARD" means an Award, denominated in cash, granted to a Participant as described in Article 10.

     2.8 "CHANGE OF CONTROL" means any of the following events, unless otherwise defined in an Award Agreement:

          (a) Any individual, firm, corporation or other entity, or any group (as defined in Section 13(d)(3) of the Exchange Act) becomes, directly or indirectly, the beneficial owner (as defined in the General Rules and Regulations of the Securities and Exchange
               Commission with respect to Sections 13(d) and 13(g) of the Exchange Act) of more than twenty percent (20%) of the then outstanding Shares entitled to vote generally in the election of Directors of the Company;

          (b) The commencement of, or the first public announcement of the intention of any individual, firm, corporation or other entity or of any group (as defined in Section 13(d)(3) of the Exchange Act) to commence, a tender or exchange offer subject to Section 14(d)(1) of the Exchange Act for any class of the Company's capital stock; or

          (c) The stockholders of the Company approve (i) a definitive agreement for the merger or other business combination of the Company with or into another corporation pursuant to which the stockholders of the Company do not own, immediately after the transaction, more than fifty percent (50%) of the voting power of the corporation that survives and is a publicly owned corporation and not a subsidiary of another corporation, (ii) a definitive agreement for the sale, exchange or other disposition of all or substantially all of the assets of the Company, or (iii) any plan or proposal for the liquidation or dissolution of the Company.

     Provided, however, that a "Change of Control" shall not be deemed to have taken place if beneficial ownership is acquired by, or a tender or exchange offer is commenced or announced by, the Company, any profit-sharing, employee ownership or other employee benefit plan of the Company, any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities.

     2.9 "CODE" means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

     2.10 "COMMITTEE" means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee ceases to exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

     2.11 "COMPANY"  means  Par  Pharmaceutical  Companies,   Inc.,  a  Delaware
          corporation, and any successor thereto as provided in Article 19 herein.

     2.12 "COVERED EMPLOYEE" means any salaried Employee who is or may become a "covered employee," as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five (25%) percent of the Performance Period has elapsed, as a "Covered Employee" under this Plan for such applicable Performance Period..

     2.13 "DIRECTOR" means any individual who is a member of the Board of Directors.

     2.14 "EFFECTIVE DATE" has the meaning set forth in Section 1.1.

     2.15 "EMPLOYEE" means any person classified as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

     2.16 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.17 "FAIR MARKET VALUE" OR "FMV" means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange ("NYSE") or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the average between the reported high and low prices of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded on an established stock exchange at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

     2.18 "FULL VALUE AWARD" means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

     2.19 "FREESTANDING SAR" means an SAR that is granted independently of any Options, as described in Article 7.

     2.20 "GRANT PRICE" means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

     2.21 "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 to an Employee and that is classified as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

     2.22 "INSIDER" shall mean an individual who is, on the relevant date, an officer or Director, or a more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

     2.23 "NONQUALIFIED STOCK OPTION" OR "NQSO" means an option to purchase Shares granted under Article 7 and that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

     2.24 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

     2.25 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     2.26 "OTHER STOCK-BASED AWARD" means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

     2.27 "PARTICIPANT" means any eligible person selected by the Committee and to whom an Award is granted.

     2.28 "PERFORMANCE-BASED COMPENSATION" means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

     2.29 "PERFORMANCE MEASURES" means measures as described in Article 11 on which the performance goals are based and which are approved by the Company's stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

     2.30 "PERFORMANCE PERIOD" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

     2.31 "PERFORMANCE SHARE" means an Award under Article 9 that is denominated in Shares, the value of which at the time the Award is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

     2.32 "PERFORMANCE UNIT" means an Award under Article 9 that is denominated in units, the value of which at the time the Award is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

     2.33 "PERIOD OF RESTRICTION" means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

     2.34 "PLAN" means the Par Pharmaceutical Companies, Inc. 2004 Performance Equity Plan, as it may be amended from time to time.

     2.35 "PLAN YEAR" means the calendar year.

     2.36 "RECORD DATE" means April 6, 2005.

     2.37 "PRIOR PLAN" means the Company's 2001 Performance Equity Plan.

     2.38 "RESTRICTED STOCK" means an Award granted to a Participant pursuant to
          Article 8.

     2.39 "RESTRICTED STOCK UNIT" means an Award granted to a Participant pursuant to Article 8.

     2.40 "SHARE" means a share of common stock of the Company, $.01 par value per share.

     2.41 "STOCK APPRECIATION RIGHT" or "SAR" means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

     2.42 "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

     2.43 "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

     2.44 "Third Party Service Provider" means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company's securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company's securities.

ARTICLE 3. ADMINISTRATION

     3.1 GENERAL. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons.

     3.2 AUTHORITY OF THE COMMITTEE. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to, or as the form of payment for, grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, making factual determinations and, subject to Article 17, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate. In addition, the Committee shall have the authority to grant Awards as an alternative to, or as the form of payment for, grants or rights earned or due under other compensation plans or arrangements of the Company.

     3.3 DELEGATION. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the
Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1   NUMBER OF SHARES AVAILABLE FOR AWARDS.

     (a) Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the "Share Authorization"), as of the Record Date, shall be 9,020,615 Shares, made up of the following:

          (i) 4,685,000 Shares consisting of (A) 3,959,972 newly authorized Shares and (B) 725,028 Shares not granted or subject to outstanding Awards, as of the Record Date, under the Original Plan; and

          (ii) 4,335,615 Shares subject to outstanding Awards, as of the Record Date, under the Prior Plan and the Original Plan.

     (b) No more than 2,342,500 Shares of the Share Authorization may be issued pursuant to Full Value Awards.

     (c) The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be 9,020,615 Shares.

     (d) Except with respect to a maximum of five percent (5%) of the Share Authorization, any Full Value Awards which vest on the basis of the Participant's continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Full Value Awards which vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months.

     4.2 SHARE USAGE. Shares covered by an Award shall only be counted as used to the extent they are actually issued; however, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee's permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

     4.3 ANNUAL AWARD LIMITS. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an "Annual Award Limit" and, collectively, "Annual Award Limits") shall apply to grants of Awards under the Plan:

          (a) OPTIONS: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be three hundred thousand (300,000).

          (b) SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be three hundred thousand (300,000).

          (c) RESTRICTED STOCK AND RESTRICTED STOCK UNITS: The maximum aggregate grant with respect to Awards of Restricted Stock and Restricted Stock Units in any one Plan Year to any one Participant shall be one hundred thousand (100,000).

          (d) PERFORMANCE UNITS AND PERFORMANCE SHARES: The maximum aggregate Award of Performance Units and Performance Shares that a Participant may receive in any one Plan Year shall be one hundred thousand (100,000), or equal to the value of one hundred thousand (100,000) Shares determined as of the date of vesting or payout, as applicable.

          (e) CASH-BASED AWARDS: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the value of one million dollars ($1,000,000).

          (f) OTHER STOCK-BASED AWARDS. The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be one hundred thousand (100,000).

     4.4 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

     The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

     Subject to the provisions of Article 17 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of Financial Accounting Standards Board Interpretation No.
44), subject to compliance with rules under Code Sections 422 and 424, as and where applicable.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

     5.1 ELIGIBILITY. Individuals eligible to participate in this Plan include all Employees and Third Party Service Providers.

     5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

ARTICLE 6. STOCK OPTIONS

     6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible
Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A, may only be granted Options to the extent the Affiliate and/or Subsidiary is part of the Company's consolidated group under Code Sections 414(b) and (c).

     6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

     6.3 OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant. The Option Price of any ISO granted to a person who at the time of the grant owns stock possessing more than 10% of the combined voting power of the capital stock of the Company must be at least 110% of the Fair Market Value of a Share on the date of grant. The latest expiration date may not be later then the tenth (10th) anniversary of the date of grant (for an ISO, the fifth (5th) anniversary of the date of grant if the recipient is a holder of more than 10% of the combined voting power of the capital stock of the Company).

     6.4 DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.

     6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

     6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b) and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

     Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant's request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

     6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

     6.8 TERMINATION OF EMPLOYMENT. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this
Article 6, and may reflect distinctions based on the reasons for termination.

     6.9 NOTIFICATION OF DISQUALIFYING DISPOSITION. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

ARTICLE 7. STOCK APPRECIATION RIGHTS

     7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A, may only be granted SARs to the extent the Affiliate and/or Subsidiary is part of the Company's consolidated group under Code Sections 414(b) and (c).

     Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

     The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

     7.2 SAR AGREEMENT. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

     7.3 TERM OF SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

     7.4 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

     7.5. EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

     7.6 SETTLEMENT OF SAR AMOUNT. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

          (b) The number of Shares with respect to which the SAR is exercised.

     At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

     7.7 TERMINATION OF EMPLOYMENT. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

     7.8 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

     8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

     8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

     To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

     Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

     8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

     The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Par Pharmaceutical Companies, Inc. 2004 Performance Equity Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Par Pharmaceutical Companies, Inc.

     8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant's Award Agreement to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

     8.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

     8.7 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

ARTICLE 9. PERFORMANCE UNITS/PERFORMANCE SHARES

     9.1 GRANT OF PERFORMANCE UNITS/PERFORMANCE SHARES. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

     9.2 VALUE OF PERFORMANCE UNITS/PERFORMANCE SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

     9.3 EARNING OF PERFORMANCE UNITS/PERFORMANCE SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/PERFORMANCE SHARES. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

     9.5 TERMINATION OF EMPLOYMENT. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 10. CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS

     10.1 GRANT OF CASH-BASED AWARDS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms, as the Committee may determine.

     10.2 OTHER  STOCK-BASED  AWARDS.  The  Committee  may grant  other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

     10.3 VALUE OF CASH-BASED AND OTHER STOCK-BASED AWARDS. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

     10.4 PAYMENT OF CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines in its discretion.

     10.5 TERMINATION OF EMPLOYMENT. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 11. TRANSFERABILITY OF AWARDS

     11.1 TRANSFERABILITY. Except as provided in Section 11.2 below, during a Participant's lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant's death, may be provided.

     11.2 COMMITTEE ACTION. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

     11.3 DOMESTIC RELATIONS ORDERS. Without limiting the generality of Section 11.1, and notwithstanding Section 11.2, no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid.

ARTICLE 12. PERFORMANCE MEASURES

     12.1 Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance
Measures:

     (a) Net earnings or net income (before or after taxes);
     (b) Earnings per share;
     (c) Net sales or revenue growth;
     (d) Net operating profit;
     (e) Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
     (f) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
     (g) Earnings  before  or  after  taxes,  interest,   depreciation,   and/or
         amortization;
     (h) Gross or operating margins;

     (i) Productivity ratios;
     (j) Share price (including, but not limited to, growth measures and total stockholder return);
     (k) Expense  targets;
     (l) Margins;
     (m) Operating  efficiency;
     (n) Market share;
     (o) Customer satisfaction;
     (p) Working capital targets; and
     (q) Economic value added or EVA(R) (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

     Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

     12.2 EVALUATION OF PERFORMANCE. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

     12.3 ADJUSTMENT OF PERFORMANCE-BASED COMPENSATION. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

     12.4 COMMITTEE DISCRETION. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

ARTICLE 13. DIVIDEND EQUIVALENTS

     Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

ARTICLE 14. BENEFICIARY DESIGNATION

     Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant's death shall be paid or exercised by the Participant's executor, administrator, or legal representative.

ARTICLE 15. RIGHTS OF PARTICIPANTS

     15.1 EMPLOYMENT. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant's employment or service to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Third Party Service Provider for any specified period of time.

     Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

     15.2 PARTICIPATION. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     15.3  RIGHTS AS A  STOCKHOLDER.  Except as  otherwise  provided  herein,  a
Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 16. CHANGE OF CONTROL

     16.1 CHANGE OF CONTROL OF THE COMPANY. Unless an Award Agreement provides otherwise or unless a Participant waives the application of this Section 16.1 prior to a Change of Control, in the event of a Change of Control, each outstanding Option granted under the Plan shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the Award Agreement. In the event of a Change of Control as defined in Section 2.8(a), all outstanding Options shall become exercisable in full, whether or not otherwise exercisable at such time, and any such Option shall remain exercisable in full thereafter until it expires pursuant to its terms, unless the provisions of this Section 16.1 are suspended or terminated by an affirmative vote of a majority of the Board.

     16.2 CERTAIN MERGERS. If in connection with a merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company ("Merger") in which the Company is not the surviving corporation or pursuant to which a majority of the Shares which are of the same class as the Shares that are subject to outstanding Options are exchanged for, or converted into, or otherwise become shares of another corporation, the surviving, continuing, successor or purchasing corporation, as the case may be (the "Acquiring Corporation"), does not assume the Company's rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation's stock for outstanding Awards, the Board shall provide prior to the Merger that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of the last date prior to such Merger, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this
Section 16.2 shall be conditioned upon the consummation of the Merger. Any Awards which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

ARTICLE 17. AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

     17.1  AMENDMENT,  MODIFICATION,  SUSPENSION,  AND  TERMINATION.  Subject to
Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company's stockholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no material amendment of this Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

     17.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

     17.3 AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of this Plan to the contrary (other than Section 17.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

     17.4 AMENDMENT TO CONFORM TO LAW. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

ARTICLE 18. WITHHOLDING

     18.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

     18.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 19. SUCCESSORS

     All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 20. GENERAL PROVISIONS

      20.1    FORFEITURE EVENTS.

          (a) The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant's provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

          (b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

     20.2 LEGEND. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

     20.3 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

     20.4 SEVERABILITY. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     20.5 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     20.6 DELIVERY OF TITLE. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

     (a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

     (b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

     20.7 INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     20.8 INVESTMENT REPRESENTATIONS. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

     20.9 EMPLOYEES BASED OUTSIDE OF THE UNITED STATES. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

     (a) Determine which Affiliates and Subsidiaries shall be covered by this Plan;

     (b) Determine which Employees or Third Party Service Providers outside the United States are eligible to participate in this Plan;

     (c) Modify the terms and conditions of any Award granted to Employees or Third Party Service Providers outside the United States to comply with applicable foreign laws;

     (d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices; and

     (e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

     Notwithstanding   the  above,  the  Committee  may  not  take  any  actions
hereunder, and no Awards shall be granted, that would violate applicable law.

     20.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

     20.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

     20.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

     20.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Annual Incentive Awards, may be included as "compensation" for purposes of computing the benefits payable to any Participant under the Company's or any Subsidiary's or Affiliate's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant's benefit.

     20.14 Deferred Compensation. No deferral of compensation (as defined under Code Section 409A or guidance thereto) is intended under this Plan and the Plan shall be construed and administered accordingly. The Company recognizes that additional rules and guidance with respect to the application of Code Section 409A is expected to be issued after the date of this amendment and restatement of the Plan and the Committee shall have the authority to modify the terms of an outstanding Award to bring such Award into compliance with Code Section 409A. Notwithstanding this intent and authority, if any Award would be considered deferred compensation as defined under Code Section 409A and if this Plan fails to meet the requirements of Code Section 409A with respect to such Award, then such Award shall be null and void. However, the Committee may permit deferrals of compensation pursuant to the terms of a Participant's Award Agreement, a separate plan or a subplan which meets the requirements of Code Section 409A and any related guidance. Additionally, to the extent any Award is subject to Code
Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

     20.15 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

     20.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company's or a Subsidiary's or an Affiliate's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

     20.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

     20.18 Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgement in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.

     The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                                                      APPENDIX D

            PRE-APPROVAL POLICY FOR SERVICES BY INDEPENDENT AUDITORS

     The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors consistent with applicable SEC rules. The independent auditors are prohibited from performing any management consulting projects, including tax planning or tax consulting projects. Under the policy, prior to the engagement of the independent auditors for the next year's audit, management submits an aggregate of services expected to be rendered during that year for each of the four categories of services described above to the Audit Committee for approval. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee receives periodic reports from management and Deloitte & Touche LLP on actual fees versus the budget by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

     The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report, for informational purposes, any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.


                                      D-1